AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1996

  REGISTRATION NOS. 333-14111, 333-14111-01, 333-14111-02 AND 333-14111-03

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-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                            AMENDMENT NO.1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             COUNTRYWIDE CAPITAL I
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        DELAWARE    C/O COUNTRYWIDE CREDIT INDUSTRIES, INC.  APPLIED FOR
    (STATE OR OTHER          155 NORTH LAKE AVENUE         (I.R.S. EMPLOYER
      JURISDICTION            PASADENA, CA 91101         IDENTIFICATION NO.)
  OF INCORPORATION OR           (818) 304-8400
     ORGANIZATION)
                  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                 NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S
                         PRINCIPAL EXECUTIVE OFFICES)
                            COUNTRYWIDE CAPITAL II
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        DELAWARE    C/O COUNTRYWIDE CREDIT INDUSTRIES, INC.  APPLIED FOR
    (STATE OR OTHER          155 NORTH LAKE AVENUE         (I.R.S. EMPLOYER
      JURISDICTION            PASADENA, CA 91101         IDENTIFICATION NO.)
  OF INCORPORATION OR           (818) 304-8400
     ORGANIZATION)
                  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                 NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S
                         PRINCIPAL EXECUTIVE OFFICES)
                         COUNTRYWIDE HOME LOANS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
        NEW YORK             155 NORTH LAKE AVENUE            13-2631719
    (STATE OR OTHER           PASADENA, CA 91101           (I.R.S. EMPLOYER
      JURISDICTION              (818) 304-8400           IDENTIFICATION NO.)
  OF INCORPORATION OR
     ORGANIZATION)
                  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                 NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S
                         PRINCIPAL EXECUTIVE OFFICES)
                      COUNTRYWIDE CREDIT INDUSTRIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE             155 NORTH LAKE AVENUE            13-2641992
    (STATE OR OTHER           PASADENA, CA 91101           (I.R.S. EMPLOYER
      JURISDICTION              (818) 304-8400           IDENTIFICATION NO.)
  OF INCORPORATION OR
     ORGANIZATION)
                  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                 NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S
                         PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                                 DAVID S. LOEB
                                   DIRECTOR
                         COUNTRYWIDE HOME LOANS, INC.
                                      AND
                      PRESIDENT AND CHAIRMAN OF THE BOARD
                      COUNTRYWIDE CREDIT INDUSTRIES, INC.
                             155 NORTH LAKE AVENUE
                              PASADENA, CA 91101
                                (818) 304-8400
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
              NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:
          KENNETH R. BLACKMAN                      EDWARD J. FINE
    FRIED, FRANK, HARRIS, SHRIVER &               BROWN & WOOD LLP
               JACOBSON                        ONE WORLD TRADE CENTER
          ONE NEW YORK PLAZA                  NEW YORK, NEW YORK 10048
     NEW YORK, NEW YORK 10004-1980                 (212) 839-5300
            (212) 859-8000

                                ---------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a) MAY DETERMINE.
                                                       (Continued on next page)

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

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(Continued from previous page)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                ---------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                          PROPOSED
                            MAXIMUM        PROPOSED       MAXIMUM
 TITLE OF EACH CLASS OF      AMOUNT        MAXIMUM       AGGREGATE      AMOUNT OF
    SECURITIES TO BE         TO BE      OFFERING PRICE    OFFERING     REGISTRATION
       REGISTERED        REGISTERED(1)  PER UNIT(2)(3)  PRICE(2)(3)        FEE
-----------------------------------------------------------------------------------
Preferred Securities of
 Countrywide Capital I
 and Countrywide Capital
 II....................
-----------------------------------------------------------------------------------
Subordinated Debt
 Securities of
 Countrywide Home Loans,
 Inc...................
-----------------------------------------------------------------------------------
Guarantees of Preferred
 Securities of
 Countrywide Capital I
 and Countrywide Capital
 II by Countrywide
 Credit Industries, Inc.
 and certain back-up
 undertakings
 ("Preferred Securities
 Guarantees") (4)(5)...
-----------------------------------------------------------------------------------
Guarantees of
 Subordinated Debt
 Securities of
 Countrywide Home Loans,
 Inc. by Countrywide
 Credit Industries, Inc.
 ("Debt
 Guarantees") (5)......
-----------------------------------------------------------------------------------
                            300,000
                           Preferred
Total..................    Securities        100%       $300,000,000  $90,909.10(6)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Such indeterminate number of Preferred Securities of Countrywide Capital I and Countrywide Capital II and such indeterminate principal amount of Subordinated Debt Securities of Countrywide Home Loans, Inc. as may from time to time be issued at indeterminate prices. Subordinated Debt Securities may be issued and sold to Countrywide Capital I or Countrywide Capital II, in which event such Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of Countrywide Capital I or Countrywide Capital II, as the case may be, and the distribution of the assets thereof.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. The aggregate public offering price of the Preferred Securities of Countrywide Capital I and Countrywide Capital II and the Subordinated Debt Securities of Countrywide Home Loans, Inc. registered hereby will not exceed $300,000,000.
(3) Exclusive of accrued interest and distributions, if any.

(4) Includes the rights of holders of the Preferred Securities under the Preferred Securities Guarantees and certain back-up undertakings comprised of obligations of Countrywide Home Loans, Inc., guaranteed by Countrywide Credit Industries, Inc., to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each of Countrywide Capital I and Countrywide Capital II (other than with respect to the Preferred Securities) and such obligations of Countrywide Credit Industries, Inc. as set forth in the Indenture and the Amended and Restated Declaration of Trust of each of Countrywide Capital I and Countrywide Capital II Trust, in each case as further described in the Registration Statement. The Preferred Securities Guarantees, when taken together with Countrywide Home Loans, Inc.'s obligations under the Subordinated Debt Securities and the Indenture, including its obligations to pay costs, expenses, debts and other liabilities of Countrywide Capital I and Countrywide Capital II (other than with respect to the Preferred Securities), and Countrywide Credit Industries, Inc.'s obligations under the Debt Guarantees, the Indenture and the Amended and Restated Declaration of Trust, will provide a full and unconditional guarantee on a subordinated basis by Countrywide Credit Industries, Inc. of amounts due on the Preferred Securities.
(5) No separate consideration will be received for any Preferred Securities Guarantees or Debt Guarantees or back-up undertakings.

(6) Of which $75,757.58 has been previously paid.

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


++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS + +SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY + +NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH +
+OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR        +
+QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1996

PROSPECTUS SUPPLEMENT
(To Prospectus dated      , 1996)

    PREFERRED SECURITIES

COUNTRYWIDE CAPITAL I

 % CUMULATIVE TRUST PREFERRED STOCKSM (TRUPSSM)*

(LIQUIDATION AMOUNT $1,000 PER PREFERRED SECURITY)

FULLY AND UNCONDITIONALLY GUARANTEED AS TO DISTRIBUTIONS AND OTHER PAYMENTS BY

[LOGO] COUNTRYWIDE(SM)
----------------------
CREDIT INDUSTRIES, INC.

The % Cumulative Trust Preferred Stock (the "Preferred Securities") offered hereby represents preferred undivided beneficial interests in the assets of Countrywide Capital I, a statutory business trust formed under the laws of the State of Delaware ("Countrywide Capital Trust" or the "Trust"). Countrywide Credit Industries, Inc., a Delaware corporation ("CCI"), will own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of Countrywide Capital Trust. Countrywide Capital Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds
thereof in $   in aggregate principal amount of   % Junior Subordinated
Deferrable Interest Debentures due 2026 (the "Subordinated Debt Securities") of Countrywide Home Loans, Inc., a

                                                        (continued on next page)

SEE "RISK FACTORS" BEGINNING ON PAGE S-5 OF THIS PROSPECTUS SUPPLEMENT FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE SUBORDINATED DEBT SECURITIES AND THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF SUCH DEFERRAL.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


--------------------------------------------------------------------------------

                                             PRICE TO   UNDERWRITING PROCEEDS TO
                                             PUBLIC (1) DISCOUNT(2)  TRUST(1)(3)
Per Preferred Security.....................  $1,000                  $1,000
Total(s)...................................  $                       $

--------------------------------------------------------------------------------
(1) Plus accrued distributions, if any, from      , 1996.

(2) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Subordinated Debt Securities, the Company has agreed to pay to the Underwriter as compensation (the "Underwriter's Compensation") for its arranging the investment therein of
    such proceeds $   per Preferred Security (or $   in the aggregate).

(3) Before deducting expenses payable by the Company estimated to be $   .

The Preferred Securities are offered, subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Preferred Securities will be made through
the facilities of The Depository Trust Company, on or about      , 1996.

-----

* Salomon Inc has filed applications with the United States Patent and Trademark Office for the registration of the Trust Preferred Stock and TRUPS service marks.

SALOMON BROTHERS INC
--------------------------------------------------------------------------------

The date of this Prospectus Supplement is       , 1996.

(continued from previous page)

New York corporation and wholly-owned subsidiary of CCI ("CHL" or the "Company"). The Subordinated Debt Securities are fully and unconditionally guaranteed (the "Debt Guarantee") on a subordinated basis as to payment of principal, premium, if any, and interest by CCI. The Subordinated Debt Securities, the Debt Guarantee, the Preferred Securities and the Preferred Securities Guarantee (as defined below) in respect of which this Prospectus Supplement is being delivered shall be referred to herein as the "Offered Securities." The Subordinated Debt Securities when issued will be unsecured obligations of the Company and will be subordinate and junior in right of payment to certain other indebtedness of the Company, as described herein. Upon an event of default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

Holders of the Preferred Securities are entitled to receive cumulative cash
distributions at an annual rate of    percent per annum of the liquidation
amount of $1,000 per Preferred Security, accruing from      , 1996 and payable
semiannually in arrears on May 15 and November 15 of each year, commencing May 15, 1997 ("distributions"). The payment of distributions out of moneys held by Countrywide Capital Trust and payments on liquidation of Countrywide Capital Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by CCI (the "Preferred Securities Guarantee") to the extent described herein and under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee covers payments of distributions and other payments on the Preferred Securities only if and to the extent that Countrywide Capital Trust has funds available therefor, which funds will not be available except to the extent the Company has made payments of interest or principal or other payments on the Subordinated Debt Securities or CCI has made such payments pursuant to the Debt Guarantee held by Countrywide Capital Trust as its sole assets. The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Indenture (as defined below), including its liabilities to pay costs, expenses, debts and other obligations of Countrywide Capital Trust (other than with respect to the Trust Securities), and CCI's obligations under the Debt Guarantee, the Indenture and the Declaration, provide a full and unconditional guarantee on a subordinated basis by CCI of amounts due on the Preferred Securities. See "Risk Factors--Rights Under the Preferred Securities Guarantee" herein. The obligations of CCI under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other liabilities of CCI, including the Debt Guarantee, and rank pari passu with the most senior preferred stock issued, from time to time, if any, by CCI. The obligations of the Company under the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of the Company, which aggregated approximately $5.5 billion at August 31, 1996, and rank pari passu with the Company's other general unsecured creditors. The obligations of CCI under the Debt Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness of CCI and are also effectively subordinate to claims of creditors of CCI's subsidiaries (including the Company). CCI had $200 million of Senior Indebtedness as of August 31, 1996 (excluding indebtedness of subsidiaries guaranteed by CCI), and the indebtedness of CCI's subsidiaries (including the Senior Indebtedness and other indebtedness of the Company) aggregated approximately $5.5 billion at August 31, 1996. There are no terms in the Subordinated Debt Securities, the Debt Guarantee, the Preferred Securities or the Preferred Securities Guarantee that limit the ability of CCI or its subsidiaries (including the Company) to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities, the Debt Guarantee and the Preferred Securities Guarantee. The Subordinated Debt Securities purchased by the Trust may be subsequently distributed pro rata to holders of the Preferred Securities and Common Securities in connection with the dissolution of the Trust, upon the occurrence of certain events.

The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment dates and other payment dates on the Subordinated Debt Securities, which, together with the Debt Guarantee, will be the sole assets of the Trust. As a result, if no principal or interest is paid on the Subordinated Debt Securities, and no payments are made under the Debt Guarantee, no amounts will be paid on the Preferred Securities. If the Company does not make principal or interest payments on the Subordinated Debt Securities and CCI does not make such payments under the Debt Guarantee, the Trust will not have sufficient funds to make distributions on the Preferred Securities, and the Preferred Securities Guarantee will not apply to distributions for which the Trust has insufficient funds available.

So long as the Company is not in default in the payment of interest on the Subordinated Debt Securities, the Company has the right to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period on the Subordinated Debt Securities at any time and from time to time for up to 10 consecutive semiannual periods (each such period, an "Extension Period"). If interest payments are so deferred, distributions on the Preferred Securities will also be deferred. During any such Extension Period,
distributions will continue to accrue at the distribution rate equal to   %
per annum compounded semiannually (to the extent permitted by applicable law), and holders of Preferred Securities will be subject to United States federal income tax on the deferred amounts in advance of receipt of cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths, each up to 10 consecutive semiannual periods, throughout the term of the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities and the Debt Guarantees-- Option to Extend Interest Payment Period," "Risk Factors--Option to Extend Interest Payment Period" and "United States Federal Income Taxation--Original Issue Discount."

The Subordinated Debt Securities are redeemable by the Company at par, in whole or in part, at any time and from time to time, on or after November 15, 2006, or at any time in certain circumstances upon the occurrence of a Tax Event (as defined herein). If the Company redeems Subordinated Debt Securities, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed at $1,000 per Preferred Security plus accrued and unpaid distributions thereon (the "Redemption Price") to the date fixed for redemption. See "Description of the Preferred Securities--Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of the Subordinated Debt Securities, whereupon the Trust will be dissolved. In addition, upon the occurrence of a Tax Event arising from a change in law or a change in legal interpretation regarding tax matters, the Trust will be dissolved, with the result that, unless the Subordinated Debt Securities are redeemed in the limited circumstances described herein, the Subordinated Debt Securities, together with the Debt Guarantee, will be distributed to the holders of the Preferred Securities, on a pro rata basis, in lieu of a cash distribution in liquidation of the Trust. See "Description of the Preferred Securities--Tax Event Redemption or Distribution" and "Description of the Subordinated Debt Securities and the Debt Guarantees."

In the event of the involuntary or voluntary dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $1,000 plus accrued and unpaid distributions thereon to the date of payment, unless, in connection with such dissolution, the Subordinated Debt Securities are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities--Liquidation Distribution Upon Dissolution."

                               ----------------

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                      COUNTRYWIDE CREDIT INDUSTRIES, INC.

                   SUMMARY HISTORICAL FINANCIAL INFORMATION

  The consolidated financial data with respect to CCI set forth below for each of the five fiscal years in the period ended February 29, 1996 has been derived from, and should be read in conjunction with, the related audited financial statements and accompanying notes incorporated by reference herein. The consolidated financial information presented below as of and for the six month periods ended August 31, 1996 and August 31, 1995 is unaudited; however, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been included. The results of operations for the six month period ended August 31, 1996 are not necessarily indicative of the results of operations that may be expected for the full year.

                            SIX MONTHS ENDED
                               AUGUST 31,                     YEARS ENDED FEBRUARY 28 (29),
                          ----------------------  ----------------------------------------------------------
                             1996        1995        1996        1995        1994        1993        1992
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                      (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT OPERATING DATA)
SELECTED STATEMENT OF EARNINGS DATA:
Revenues:
 Loan origination fees..  $  101,546  $   94,906  $  199,724  $  203,426  $  379,533  $  241,584  $   91,933
 Gain (loss) on sale of
  loans.................     105,491      32,014      92,341     (41,342)     88,212      67,537      38,847
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Loan production
   revenue..............     207,037     126,920     292,065     162,084     467,745     309,121     130,780
 Interest earned........     200,426     165,614     354,226     280,917     320,217     191,389     103,014
 Interest charges.......    (153,309)   (135,417)   (281,573)   (205,464)   (219,898)   (128,612)    (68,760)
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net interest income...      47,117      30,197      72,653      75,453     100,319      62,777      33,254
 Loan servicing income..     342,874     268,513     575,058     428,994     307,477     177,291      94,830
 Add (less) amortization
  and
  impairment/recovery of
  servicing assets......      13,662    (199,421)   (342,811)    (95,768)   (242,177)   (151,362)    (53,768)
 Servicing hedge
  (expense) benefit.....    (118,151)    135,080     200,135     (40,030)     73,400      74,075      17,000
 Less write-off of
  servicing hedge.......         --          --          --      (25,600)        --          --          --
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Net loan
   administration
   income...............     238,385     204,172     432,382     267,596     138,700     100,004      58,062
 Commissions, fees and
  other income..........      41,558      26,984      63,642      40,650      48,816      33,656      19,714
 Gain on sale of
  servicing.............         --          --          --       56,880         --          --        4,302
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Total revenues........     534,097     388,273     860,742     602,663     755,580     505,558     246,112
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Expenses:
 Salaries and related
  expenses..............     136,989     106,608     229,668     199,061     227,702     140,063      72,654
 Occupancy and other
  office expenses.......      61,313      51,083     106,298     102,193     101,691      64,762      36,645
 Guarantee fees.........      76,864      54,281     121,197      85,831      57,576      29,410      13,622
 Marketing expenses.....      17,922      12,540      27,115      23,217      26,030      12,974       5,015
 Other operating
  expenses..............      39,171      21,881      50,264      37,016      43,481      24,894      17,849
 Branch and
  administrative office
  consolidation costs...         --          --          --        8,000         --          --          --
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
  Total expenses........     332,259     246,393     534,542     455,318     456,480     272,103     145,785
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Earnings before income
 taxes..................     201,838     141,880     326,200     147,345     299,100     233,455     100,327
Provision for income
 taxes..................      78,717      56,752     130,480      58,938     119,640      93,382      40,131
                          ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net earnings............  $  123,121  $   85,128  $  195,720  $   88,407  $  179,460  $  140,073  $   60,196
                          ==========  ==========  ==========  ==========  ==========  ==========  ==========
SELECTED BALANCE SHEET
 DATA AT END OF PERIOD:
Mortgage loans shipped
 and held for sale......  $3,650,611  $4,320,918  $4,740,087  $2,898,825  $3,714,261  $2,316,297  $1,585,392
Total assets............   8,747,269   7,593,689   8,657,653   5,710,182   5,631,061   3,369,499   2,474,625
Short-term debt.........   3,703,795   4,078,760   4,423,738   2,664,006   3,111,945   1,579,689   1,046,289
Long-term debt..........   2,036,500   1,542,700   1,911,800   1,499,306   1,197,096     734,762     383,065
Convertible preferred
 stock..................         --          --          --          --          --       25,800      37,531
Common shareholders'
 equity.................   1,434,301   1,218,820   1,319,755     942,558     880,137     693,105     558,617
OPERATING DATA (DOLLAR
 AMOUNTS IN MILLIONS):
Volume of loans
 produced...............  $   20,172  $   15,635  $   34,584  $   27,866  $   52,459  $   32,388  $   12,156
Loan servicing portfolio
 (at period end)(1).....     148,623     126,415     136,835     113,111      84,678      54,484      27,546
Ratio of earnings to
 fixed charges(2).......        2.29        2.02        2.13        1.69        2.32        2.76        2.38

--------
(1) Includes warehoused loans and loans under subservicing agreements.
(2) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before federal income taxes, plus fixed charges. Fixed charges include interest expense on debt and the portion of rental expenses which is considered to be representative of the interest factor (one-third of operating leases).

                                 RISK FACTORS

  Prior to making an investment decision, prospective purchasers of Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters.

ABSENCE OF PRIOR PUBLIC MARKET

  Prior to this offering, there has been no public market for the Preferred Securities. There can be no assurance that an active public market will develop for the Preferred Securities or that, if such market develops, the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus Supplement. The public offering price for the Preferred Securities has been determined through negotiations among the Company, CCI and the Underwriter. Trading prices for the Preferred Securities will be determined in the marketplace and may be influenced by many factors, including the liquidity of the market for the Preferred Securities, investor perceptions of the Company and CCI and general industry and economic conditions.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE PREFERRED SECURITIES GUARANTEE, SUBORDINATED DEBT SECURITIES AND DEBT GUARANTEE

  CCI's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all present and future liabilities of CCI, including the Debt Guarantee, and rank pari passu with the most senior preferred stock issued, if any, from time to time by CCI. The obligations of the Company under the Subordinated Debt Securities are subordinate and junior in right of payment to all present and future Senior Indebtedness of the Company and rank pari passu with obligations to or rights of the Company's other general unsecured creditors. The obligations of CCI under the Debt Guarantee are subordinate and junior in right of payment to all present and future Senior Indebtedness of CCI and are also effectively subordinate to claims of creditors of CCI's subsidiaries (including the Company). No payment of principal of (including redemption payments, if any) or premium, if any, or interest on the Subordinated Debt Securities may be made if (i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. In addition, no payment by CCI in respect of any obligation due under the Debt Guarantee may be made if (i) any Senior Indebtedness of CCI is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness of CCI has been accelerated because of a default. As of August 31, 1996, CCI had $200 million of Senior Indebtedness (excluding indebtedness of subsidiaries guaranteed by CCI), Senior Indebtedness of the Company aggregated approximately $5.5 billion, and the indebtedness of CCI's subsidiaries (including the Senior Indebtedness and other indebtedness of the Company) aggregated approximately $5.5 billion. There are no terms in the Preferred Securities, the Subordinated Debt Securities, the Preferred Securities Guarantee or the Debt Guarantee that limit the ability of CCI or its subsidiaries (including the Company) to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debt Securities, the Preferred Securities Guarantee and the Debt Guarantee. See "Description of the Preferred Securities Guarantees--Status of the Preferred Securities Guarantees" and "Description of the Subordinated Debt Securities and the Debt Guarantees" in the accompanying Prospectus, and "Description of the Subordinated Debt Securities and the Debt Guarantee-- Subordination" herein.

RIGHTS UNDER THE PREFERRED SECURITIES GUARANTEE

  The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Bank of New York will act as indenture trustee under the Preferred Securities Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The Preferred Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities.

  The Preferred Securities Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the Redemption Price, including all accrued and unpaid distributions with respect to Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities upon a redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of the payment, to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities in liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under the Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce its rights under the Preferred Securities Guarantee after the holders of a majority in liquidation amount of the Preferred Securities have so directed the Preferred Guarantee Trustee, a holder of record of Preferred Securities may institute a legal proceeding directly against CCI to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting any legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, any holder of record of Preferred Securities may, after such holder's written request to the Preferred Guarantee Trustee to pursue such trustee's remedies under the Preferred Securities Guarantee and any failure by such trustee to do so institute a legal proceeding directly against CCI, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity, for enforcement of payment, on or after the respective due dates specified in the Preferred Securities, to such holder of distributions on the Preferred Securities of such holder. If the Company were to default on its obligation to pay amounts payable on the Subordinated Debt Securities and CCI were to default on its obligations under the Debt Guarantee, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Preferred Securities Guarantee for payment of such amounts. Instead, each holder of Preferred Securities would rely on the enforcement (1) by the Institutional Trustee (as defined herein) of its rights as registered holder of the Subordinated Debt Securities against the Company pursuant to the terms of the Subordinated Debt Securities and against CCI under the Debt Guarantee or
(2) by such holder of Preferred Securities of its right against the Company to enforce payments of principal and interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of Preferred Securities of such holder and against CCI to enforce such payments on the Debt Guarantee. See "Description of the Preferred Securities Guarantees" and "Description of the Subordinated Debt Securities and the Debt Guarantees" in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as holder of the Subordinated Debt Securities and the Debt Guarantee against the Company and CCI. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as holder of the Subordinated Debt Securities and the Debt Guarantee. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities or the Debt Guarantee after the holders of a majority in liquidation amount of the Preferred Securities have so directed the Institutional Trustee, a holder of record of Preferred Securities may institute a legal proceeding directly against the Company or CCI to enforce the Institutional Trustee's rights under the Subordinated Debt Securities or the Debt Guarantee, as the case may be, without first instituting any legal proceeding against the Institutional Trustee or any other person or entity including, in the case of the Debt Guarantee, against the Company. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to (i) the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the respective dates such interest or principal is payable (or in the case of redemption, on the redemption date) or (ii) the failure of CCI to pay any obligation in respect thereof under the Debt Guarantee, then a holder of record of Preferred Securities may, after such holder's written request to the Institutional Trustee to pursue such trustee's remedies under the Indenture and the Debt Guarantee as holder of the Subordinated Debt Securities and any failure by the Institutional Trustee to do so, institute a proceeding directly against the Company or CCI, as the case may be, for enforcement of payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of or interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company and CCI will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company or CCI, as the case may be, to such holder of Preferred Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities or the Debt Guarantee. See "Description of the Preferred Securities--Declaration Events of Default."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  The Company has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time, and from time to time, subject to certain conditions, for Extension Periods, each up to 10 consecutive semiannual periods. During each such Extension Period, semiannual distributions on the Preferred Securities would be deferred (but would continue to accrue, despite such deferral, with interest thereon compounded semiannually) by the Trust. In the event that the Company exercises this right to defer interest payments, then during any Extension Period (a) CCI and the Company shall not declare or pay dividends on, or make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by CCI or the Company, respectively, of its obligations under any employee benefit plans,
(ii) as a result of a reclassification of CCI's or the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of CCI's or the Company's capital stock or rights to acquire such capital stock for another class or series of CCI's or the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of CCI's or the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) dividends and distributions made on CCI's or the Company's capital stock or rights to acquire such capital stock with CCI's or the Company's capital stock or rights to acquire such capital stock),
(b) CCI and the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by CCI or the

Company that rank pari passu with or junior to the Subordinated Debt Securities and (c) CCI shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee or the Debt Guarantee). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that each such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Preferred Securities--Distributions" and "Description of the Subordinated Debt Securities and the Debt Guarantee--Option to Extend Interest Payment Period."

  During each Extension Period, if any, each holder of Preferred Securities will continue to accrue income (as original issue discount ("OID")) in respect of the deferred interest (plus annual portions of the de minimis OID on the Subordinated Debt Securities (see "United States Federal Income Taxation--US Holders--Original Issue Discount")) allocable to its Preferred Securities for United States federal income tax purposes. As a result, each holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash, and will not receive cash related to such income from Countrywide Capital Trust if such holder disposes of its Preferred Securities prior to the record date for payment of such deferred interest. The Company has no current intention of exercising its right to defer payments of interest on the Subordinated Debt Securities. However, should the Company determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent undivided beneficial interests in the Subordinated Debt Securities) may be more volatile than other securities on which OID accrues that do not have such rights. See "United States Federal Income Taxation--Original Issue Discount."

PROPOSED TAX LEGISLATION

  On March 19, 1996, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after December 7, 1995 (the "Proposed Legislation") if such debt obligations have a maximum term in excess of twenty years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Subordinated Debt Securities. There can be no assurance, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Subordinated Debt Securities and the Debt Guarantee--Proposed Tax Legislation" herein and "Description of the Preferred Securities--Proposed Tax Legislation" in the Prospectus.

TAX EVENT REDEMPTION OR DISTRIBUTION

  Upon the occurrence of a Tax Event, Countrywide Capital Trust will be dissolved, except in the limited circumstances described below, with the result that, after satisfaction of liabilities to creditors of the Trust (to the extent not paid by the Company or CCI), the Subordinated
Debt Securities, together with the Debt Guarantee, would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, the Company will have the right to redeem the Subordinated Debt Securities, in whole or in part, in lieu of a distribution of the Subordinated Debt Securities and the Debt Guarantee by the Trust, in which event the Trust will redeem the Trust Securities to the same extent as the Subordinated Debt Securities are redeemed by the Company.

  Under current United States federal income tax law, a distribution of Subordinated Debt Securities, together with the Debt Guarantee, upon the dissolution of Countrywide Capital Trust would not be a taxable event to holders of the Preferred Securities. Upon the occurrence of a Tax Event, however, a dissolution of Countrywide Capital Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "United States Federal Income Taxation--US Holders--Receipt of Subordinated Debt Securities (and the Debt Guarantee) or Cash Upon Liquidation of Countrywide Capital Trust."

  There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debt Securities that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offering made hereby or in the secondary market, or the Subordinated Debt Securities that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price paid to purchase the Preferred Securities offered hereby. Because the ability of the Trust to pay amounts due on the Preferred Securities is wholly dependent upon the Company's making payments on the Subordinated Debt Securities as and when required, or CCI's making payments on the Debt Guarantee as and when required, and because holders of Preferred Securities may receive Subordinated Debt Securities and the Debt Guarantee upon the occurrence of a Tax Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debt Securities and the Debt Guarantee and should carefully review all the information regarding the Subordinated Debt Securities and the Debt Guarantee contained herein and in the accompanying Prospectus and evaluate the credit risk of the Company and CCI. See "Description of the Preferred Securities--Tax Event Redemption or Distribution" and "Description of the Subordinated Debt Securities and the Debt Guarantee--General."

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

  Neither the Indenture nor the Debt Guarantee contains provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving the Company or CCI that may adversely affect such holders. See "Description of the Subordinated Debt Securities and the Debt Guarantee--General."

LIMITED VOTING RIGHTS

  Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Countrywide Trustees (as defined herein), of which the Regular Trustees (as defined herein) will be persons who are employees or officers of, or who are affiliated with, CCI. Such voting rights with respect to the Countrywide Trustees are vested exclusively in the holder of the Common Securities which will be CCI. See "Description of the Preferred Securities-- Voting Rights."

TRADING PRICE

  The Preferred Securities are expected to trade at a price per Preferred Security plus accrued and unpaid distributions, if any. Because the Preferred Securities pay distributions at a fixed rate based upon the fixed interest rate payable on the Subordinated Debt Securities, the trading price of the Preferred Securities may decline if interest rates rise.

                                  THE COMPANY

  Countrywide Home Loans, Inc. (formerly Countrywide Funding Corporation), the principal subsidiary of Countrywide Credit Industries, Inc., is engaged primarily in the mortgage banking business and as such originates, purchases, sells and services mortgage loans. The Company is a New York corporation, originally incorporated in 1969. Its principal executive offices are located at 155 North Lake Avenue, P. O. Box 7137, Pasadena, California 91109-7137, and its telephone number is (818) 304-8400.

                      COUNTRYWIDE CREDIT INDUSTRIES, INC.

  CCI is a holding company which through its principal subsidiary, Countrywide Home Loans, Inc., is engaged in the mortgage banking business. CCI, through its other wholly-owned subsidiaries, offers products and services complementary to its mortgage banking business. CCI is a Delaware corporation, and was originally incorporated in New York under the name of OLM Credit Industries, Inc. in 1969. Its principal executive offices are located at 155 North Lake Avenue, P. O. Box 7137, Pasadena, California 91109-7137, and its telephone number is (818) 304-8400.

                           COUNTRYWIDE CAPITAL TRUST

  Countrywide Capital Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of October 14, 1996, executed by CCI, as sponsor (the "Sponsor"), and the trustees of Countrywide Capital Trust (the "Countrywide Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 15, 1996. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." CCI will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of Countrywide Capital Trust. Countrywide Capital Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds from the sale of the Trust Securities in the Subordinated Debt Securities and the Debt Guarantee and
(iii) engaging in only those other activities necessary or incidental thereto.

  Pursuant to the Declaration, the number of Countrywide Trustees will initially be five. Three of the Countrywide Trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, CCI. The fourth trustee will be a financial institution that is unaffiliated with CCI, which trustee will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). Initially, The Bank of New York, a New York banking corporation, will be the Institutional Trustee until removed or replaced by the holder of the Common Securities. The Bank of New York will also act as trustee under the Preferred Securities Guarantee and as Debt Trustee (as defined herein) under the Indenture. The fifth trustee will be an entity that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, The Bank of New York (Delaware), an affiliate of the Institutional Trustee, will act as Delaware Trustee. See "Description of the Preferred Securities Guarantees" in the accompanying Prospectus and "Description of the Preferred Securities--Voting Rights" herein.

  The Institutional Trustee will hold title to the Subordinated Debt Securities and the Debt Guarantee for the benefit of the holders of the Trust Securities, and the Institutional Trustee will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Subordinated Debt Securities and the Debt Guarantee. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debt Securities and the Debt Guarantee for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of record of the Trust Securities out of funds from the Property Account. The Preferred Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. CCI, as holder of all the Common Securities, will have the right, subject to the Trust Indenture Act with respect to the Institutional Trustee and Delaware law with respect to the Delaware Trustee, to appoint, remove or replace any Countrywide Trustee and to increase or decrease the number of Countrywide Trustees. The Company will pay all fees and expenses related to Countrywide Capital Trust and the offering and sale of the Trust Securities. See "Description of the Subordinated Debt Securities and the Debt Guarantee-- Miscellaneous."

  The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Delaware Business Trust Act, as amended (the "Trust Act"), and the Trust Indenture Act. See "Description of the Preferred Securities."

  Countrywide Capital Trust's registered office in the State of Delaware is c/o The Bank of New York (Delaware), 400 White Clay Center, Route 273, Newark, Delaware 19711, Attn: Corporate Trust Administration. The principal place of business of the Trust is c/o Countrywide Credit Industries, Inc., 155 North Lake Avenue, P.O. Box 7137, Pasadena, California 91109-7137, and its telephone is (818) 304-8400.

                                CAPITALIZATION

  The following table sets forth the actual capitalization of CCI at August 31, 1996, and the "As Adjusted" column reflects, on a pro forma basis as of such date, the application of the estimated net proceeds from the sale of the Preferred Securities. See "Use of Proceeds." The table should be read in conjunction with CCI's consolidated financial statements and notes thereto incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the accompanying Prospectus.

                                                    ACTUAL        AS ADJUSTED
                                                --------------- -----------------
                                                (DOLLAR AMOUNTS IN THOUSANDS)
Long-term debt................................. $     2,036,500  $
                                                ===============  ==============
Company-Obligated Mandatorily Redeemable
 Preferred Securities of subsidiary trust(1)... $           --   $
Preferred Stock--authorized, 1,500,000 shares
 of $.05 par value; issued and outstanding,
 none..........................................             --              --
Common Stockholders' equity
  Common Stock--authorized, 240,000,000 shares
   of $.05 par value; issued and outstanding,
   102,699,926 shares(2).......................           5,135           5,135
Additional paid-in capital.....................         827,969         827,969
Retained earnings..............................         601,197         601,197
                                                ---------------  --------------
    Total common stockholders' equity..........       1,434,301       1,434,301
                                                ---------------  --------------
Total Preferred Stock and common stockholders'
 equity........................................ $     1,434,301  $
                                                ===============  ==============

--------

(1) As described herein, the sole assets of Countrywide Capital I, a
    subsidiary trust of CCI, will be the   % Junior Subordinated Deferrable
    Interest Debentures due 2026 of the Company with an aggregate principal
    amount of approximately $   , and upon redemption of such debt, the
    Preferred Securities will be mandatorily redeemable.
(2) Does not include 13,901,226 shares reserved for issuance upon exercise of stock options of which options for 3,926,880 shares were exercisable as of August 31, 1996.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges of CCI for the periods indicated:

                                    SIX MONTHS
                                       ENDED
                                    AUGUST 31,  YEARS ENDED FEBRUARY 28 (29),
                                    ----------- -----------------------------
                                    1996  1995  1996  1995  1994  1993  1992
                                    ----- ----- ----- ----- ----- ----- -----
   Ratio of earnings to fixed
    charges........................  2.29  2.02  2.13  1.69  2.32  2.76  2.38

  For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before federal income taxes, plus fixed charges. Fixed charges include interest expense on debt and the portion of rental expenses which is considered to be representative of the interest factor (one-third of operating leases).

                             ACCOUNTING TREATMENT

  The financial statements of Countrywide Capital Trust will be consolidated into CCI's consolidated financial statements, with the Preferred Securities shown as Company-Obligated Mandatorily Redeemable Preferred Securities of Countrywide Capital Trust holding as its sole assets the Subordinated Debt Securities and the Debt Guarantee. See "Capitalization."

                                USE OF PROCEEDS

  The Trust will use the gross proceeds received from the sale of the Preferred Securities to purchase Subordinated Debt Securities from the Company. The Company intends to use the net proceeds (after payment of the expenses of the offering and Underwriter's Compensation) from the sale of the Subordinated Debt Securities for general corporate purposes.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee, The Bank of New York, will act as indenture trustee for the Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part, the Trust Act and the Trust Indenture Act.

GENERAL

  The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned by CCI. The Common Securities will rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Subordinated Debt Securities and the Debt Guarantee purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by CCI to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee will be held by The Bank of New York, the Preferred Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of distributions to the extent the Trust does not have available funds to pay such distributions. In such event, the remedy of holders of Preferred Securities would be, through the vote of holders of a majority in liquidation amount of the Preferred Securities, to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Subordinated Debt Securities and the Debt Guarantee except in the limited circumstances in which a holder of Preferred Securities may take Direct Action. See "--Voting Rights" and "--Declaration Events of Default."

DISTRIBUTIONS

  Distributions on the Preferred Securities will be fixed at a rate per annum
of   % of the stated liquidation amount of $1,000 per Preferred Security.
Distributions in arrears for more than one semiannual period will accrue at
the distribution rate per annum of   % thereof compounded semiannually. The
term "distribution" as used herein includes any such compounded distributions payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed per 30-day month.

  Distributions on the Preferred Securities will be cumulative, will accrue
from      , 1996 and will be payable semiannually in arrears on May 15 and
November 15 of each year, commencing May 15, 1997, when, as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

  The Company has the right under the Indenture to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period at any time and from time to time on the Subordinated Debt Securities, subject to the conditions described below. If such right is exercised, semiannual distributions on the Preferred Securities will also be deferred (though such
distributions would continue to accrue at the distribution rate of    % per
annum, compounded semiannually (to the extent permitted by law) since interest
would continue to accrue on the Subordinated Debt Securities at a rate of   %
per annum compounded semiannually) during any Extension Period. Such right to extend any interest payment period for the Subordinated Debt Securities is limited to Extension Periods, each not exceeding 10 consecutive semiannual periods, and no Extension Period may be initiated while accrued interest from a prior, completed Extension Period is unpaid or extend beyond the maturity of the Subordinated Debt Securities. In the event that the Company exercises this right, then during any Extension Period (a) CCI and the Company shall not declare or pay dividends on, make a distribution with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by CCI or the Company, respectively, of its obligations under any employee benefit plans,
(ii) as a result of a reclassification of CCI's or the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of CCI's or the Company's capital stock or rights to acquire such capital stock for another class or series of CCI's or the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of CCI's or the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) dividends and distributions made on CCI's or the Company's capital stock or rights to acquire such capital stock with CCI's or the Company's capital stock or rights to acquire such capital stock, (b) CCI and the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by CCI or the Company that rank pari passu with or junior to such Subordinated Debt Securities and (c) CCI shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee or the Debt Guarantee). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period; provided that each such Extension Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. See "Description of the Subordinated Debt Securities and the Debt Guarantee--Interest" and "--Option to Extend Interest Payment Period." If distributions are deferred, the distributions due shall be paid on the date that the related Extension Period terminates to holders of the Preferred Securities as they appear on the books and records of the Trust on the record date immediately preceding such date.

  Distributions on the Preferred Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such distributions in the Property Account. The Trust's funds available for distribution to the holders of the Preferred Securities will be limited to payments received from the Company on the Subordinated Debt Securities and CCI on the Debt Guarantee. See "Description of the Subordinated Debt Securities and the Debt Guarantee." The payment of distributions out of moneys held by the Trust is guaranteed by CCI to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus.

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day (as defined below) prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Subordinated Debt Securities and the Debt Guarantee in the Property Account for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Book-Entry Only Issuance--The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry only form, the Regular Trustees shall select relevant record dates, which shall be more than one Business Day prior to the relevant payment dates. In the event that any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such payment date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New
York) are permitted or required by any applicable law to close.

MANDATORY REDEMPTION

  The Subordinated Debt Securities will mature on November 15, 2026 and may be redeemed at par, in whole or in part, at any time and from time to time on or after November 15, 2006, or at any time in certain circumstances upon the occurrence of a Tax Event. See "Description of the Subordinated Debt Securities and the Debt Guarantees." Upon the repayment of the Subordinated Debt Securities, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem, at the Redemption Price, Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so repaid or redeemed; provided that holders of Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "Description of the Subordinated Debt Securities and the Debt Guarantee-- Optional Redemption." In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed in accordance with the procedures of DTC (as defined herein) as described under "--Book-Entry Only Issuance--The Depository Trust Company" below.

TAX EVENT REDEMPTION OR DISTRIBUTION

  "Tax Event" means that the Regular Trustees shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, as a result of (a) any amendment to, clarification of or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision or official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action") or
(c) any amendment to, clarification of or change in the administrative position or interpretation of any Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental agency or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification or change is effective or such Administrative Action or decision is announced, in each case, on or after the date of this Prospectus Supplement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the Subordinated Debt Securities or subject to more than a de minimis amount of other taxes, duties or other governmental charges, (ii) any portion of interest payable by the Company to the Trust on the Subordinated Debt Securities is not, or within 90 days of the date thereof will not be, deductible by the Company for United States federal income tax purposes, or (iii) the Company could become liable to pay, on the next date on which any amount would be payable with respect to the Subordinated Debt Securities, any Additional Interest (as defined in the Indenture).

  If, at any time, a Tax Event shall occur and be continuing, the Regular Trustees will, except in the limited circumstances described below, dissolve the Trust and, after satisfaction of liabilities to creditors, cause Subordinated Debt Securities held by the Institutional Trustee, having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, and having the same record date, as the Trust Securities, to be distributed to the holders of the Trust Securities, together with the Debt Guarantee, in liquidation of such holders' interests in the Trust on a pro rata basis within 90 days following the occurrence of such Tax Event; provided, however, that such dissolution and distribution shall be conditioned on (i) the Regular Trustees' receipt of an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Trust Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Subordinated Debt Securities and (ii) the Company being unable to avoid the adverse effects of such Tax Event within such 90-day period by taking some ministerial action such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, CCI, the Company or the holders of the Trust Securities. Furthermore, if after a Tax Event has occurred (i) the Company receives an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of such Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Subordinated Debt Securities for United States federal income tax purposes, even if the Subordinated Debt Securities were distributed to the holders of Trust Securities in liquidation of such holders' interests in the Trust as described above, or (ii) the Regular Trustees shall have been informed by the tax counsel expressing the Dissolution Tax Opinion that it cannot deliver a No Recognition Opinion to the Trust, the Company shall have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the Subordinated Debt Securities, in whole or in part, for cash so long as such Tax Event is continuing, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debt Securities so redeemed shall be redeemed by the Trust at the Redemption Price; provided, however, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the adverse effects of the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that will have no adverse effect on the Trust, CCI, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of redemption.

  After the date for any distribution of Subordinated Debt Securities, together with the Debt Guarantee, upon dissolution of the Trust, (i) the Preferred Securities will be deemed to be no longer outstanding, (ii) the Depositary (as defined herein) or its nominee, as the record holder of the Preferred Securities, will receive a registered Global Certificate (as defined herein) or Certificates representing the Subordinated Debt Securities and the Debt Guarantee to be delivered upon such distribution, and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent undivided beneficial interests in such of the Subordinated Debt Securities as have an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to the Company or its agent for transfer or reissuance.

  There can be no assurance as to the market prices for either the Preferred Securities or the Subordinated Debt Securities that may be distributed in exchange for the Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offering made hereby or in the secondary market, or the Subordinated Debt Securities that an investor may receive if a dissolution and liquidation of the Trust were to occur, may trade at a discount to the price paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

  The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all semiannual distribution periods terminating on or prior to the date of redemption.

  If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that the Company has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debt Securities, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "--Book-Entry Only Issuance--The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid by the Trust, or by CCI pursuant to the Preferred Securities Guarantee, distributions on such Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

  In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed in accordance with the procedures of DTC as described below under "--Book-Entry Only Issuance-- The Depository Trust Company."

  Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), provided the acquiror is not the holder of the Common Securities or the obligor under the Subordinated Debt Securities, CCI or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors of the Trust (to the extent not paid by the Company or CCI), distributions in an amount equal to the aggregate of the stated liquidation amount of $1,000 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Subordinated Debt Securities in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

  If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

  Pursuant to the Declaration, the Trust shall dissolve (i) on December 31, 2050, the expiration of the term of the Trust, (ii) upon the bankruptcy of CCI or the Company, (iii) (other than in connection with a merger, consolidation or similar transaction not prohibited by the Indenture, Declaration, Debt Guarantee or Preferred Securities Guarantee, as the case may be) upon the filing of a certificate of dissolution or its equivalent with respect to CCI or the Company, upon the consent of the holders of at least a majority in liquidation amount of the Trust Securities voting together as a single class to file a certificate of cancellation with respect to the Trust, or upon the revocation of the charter of CCI or the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the occurrence of a Tax Event, except in the limited circumstance described under "--Tax Event Redemption or Distribution" above, (v) upon the entry of a decree of a judicial dissolution of CCI, the Company or the Trust, or (vi) upon the redemption of all the Trust Securities. Pursuant to the Declaration, as soon as practicable after the dissolution of the Trust and upon completion of the winding up of the Trust, the Trust shall terminate upon the filing of a certificate of cancellation.

DECLARATION EVENTS OF DEFAULT

  An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture. The holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as holder of the Subordinated Debt Securities and the Debt Guarantee. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities or the Debt Guarantee after the holders of a majority in liquidation amount of the Preferred Securities have so directed the Institutional Trustee, a holder of record of Preferred Securities may institute a legal proceeding against the Company or CCI to enforce the Institutional Trustee's rights under the Subordinated Debt Securities or the Debt Guarantee, as the case may be, without first instituting any legal proceeding against the Institutional Trustee or any other person or entity including in the case of the Debt Guarantee, the Company. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to (i) the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the respective dates such interest or principal is payable (or in the case of redemption, the redemption date) or (ii) the failure of CCI to pay any obligation in respect thereof under the Debt Guarantee, then a holder of record of Preferred Securities may, after such holder's written request to the Institutional Trustee to pursue such trustee's remedies under the Indenture and the Debt Guarantee as holder of the Subordinated Debt Securities and any failure by the Institutional Trustee to do so, institute directly against the Company or CCI, as the case may be, a proceeding for enforcement of payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of or interest on Subordinated Debt
Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder. In connection with such Direct Action, the Company and CCI will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company or CCI, as the case may be, to such holder of Preferred Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities or the Debt Guarantee.

  Upon the occurrence of a Declaration Event of Default, the Institutional Trustee, so long as it is the sole holder of the Subordinated Debt Securities, will have the right under the Indenture to declare the principal of and interest on the Subordinated Debt Securities to be immediately due and payable. CCI and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

  Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Preferred Securities Guarantees--Modification of the Preferred Securities Guarantees; Assignment" in the accompanying Prospectus, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights. The Regular Trustees are required to call a meeting of the holders of the Preferred Securities if directed to do so by holders of at least 10% in aggregate liquidation amount thereof.

  Subject to the requirement of the Institutional Trustee's obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Subordinated Debt Securities and the Debt Guarantee, to (i) exercise the remedies available to it under the Indenture as a holder of the Subordinated Debt Securities and the Debt Guarantee, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debt Securities shall be due and payable or (iv) consent on behalf of all the holders of the Preferred Securities to any amendment, modification or termination of the Indenture, the Subordinated Debt Securities or the Debt Guarantee where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Subordinated Debt Securities (a "Super-Majority") affected thereby, the Institutional Trustee may only give such consent or take such action at the written direction of the holders of at least the proportion in aggregate liquidation amount of the Preferred Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities or the Debt Guarantee after the holders of a majority in liquidation amount of the Preferred Securities have so directed the Institutional Trustee, a holder of record of

Preferred Securities may institute a legal proceeding directly against the Company or CCI to enforce the Institutional Trustee's rights under the Subordinated Debt Securities or the Debt Guarantee, as the case may be, without first instituting any legal proceeding against the Institutional Trustee or any other person or entity including, in the case of the Debt Guarantee, against the Company. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to (i) the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the respective dates such interest or principal is payable (or in the case of redemption, the redemption date) or (ii) the failure of CCI to pay any obligation in respect thereof under the Debt Guarantee, then a holder of record of Preferred Securities may, after such holder's written request to the Institutional Trustee to pursue such trustee's remedies under the Indenture and the Debt Guarantee as holder of the Subordinated Debt Securities and any failure by the Institutional Trustee to do so, directly institute a proceeding for enforcement of payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of or interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder. The Institutional Trustee shall notify all holders of the Preferred Securities of any default actually known to the Institutional Trustee with respect to the Subordinated Debt Securities unless (x) such defaults have been cured prior to the giving of such notice or (y) the Institutional Trustee determines in good faith that the withholding of such notice is in the interest of the holders of the Preferred Securities, except where the default relates to the payment of principal of (or premium, if any) or interest on any of the Subordinated Debt Securities. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

  In the event the consent of the Institutional Trustee, as the holder of the Subordinated Debt Securities and the Debt Guarantee, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities outstanding which the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debt Securities outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

  A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

  Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information:

(i) the date of such meeting or the date by which such action is to be taken;
(ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Subordinated Debt Securities and the Debt Guarantee in accordance with the Declaration.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by CCI or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, CCI, shall not entitle the holders thereof to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

  The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Book-Entry Only Issuance--The Depository Trust Company" below.

  Holders of the Preferred Securities will have no rights to appoint or remove the Countrywide Trustees, who may be appointed, removed or replaced solely by CCI as the holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

  The Declaration may be amended without the consent of the holders of the Trust Securities to: (i) cure any ambiguity; (ii) correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration; (iii) add to the covenants, restrictions or obligations of CCI; (iv) conform to any change in Rule 3a-5 under the Investment Company Act of 1940, as amended (the "1940 Act"), or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority, which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of the Trust Securities; and (v) modify, eliminate and add to any provision of the Declaration to such extent as may be necessary, provided that no such amendment shall adversely affect the powers, preferences or special rights of the holders of the Trust Securities.

  In addition, the Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee and the Delaware Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or
(ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

  Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee in contravention of the Trust Indenture Act or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

  The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by, a trust organized as such under the laws of any State of the United States; provided that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so that the Successor Securities rank the same as the Trust Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Subordinated Debt Securities and CCI expressly acknowledges such trustee of such successor entity as the holder of the Debt Guarantee, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity),
(vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation or replacement, the Regular Trustees have received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in such successor entity),
(B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be classified as other than a grantor trust for United States federal income tax purposes, and (viii) CCI guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee and the Common Securities Guarantee (as described in the accompanying Prospectus). Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE--THE DEPOSITORY TRUST COMPANY

  The Depository Trust Company ("DTC") will act as securities depositary (the "Depositary") for the Preferred Securities. The Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates (each, a "Global Certificate"), representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a Global Certificate.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

  To facilitate subsequent transfers, all the Preferred Securities deposited by Participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of Preferred Securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC will have no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records will reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No Beneficial Owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures.

  DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose accounts the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default with respect to the Preferred Securities, DTC will, upon notice, exchange the Global Certificates for certificated securities, which it will distribute to its Participants.

  Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Direct Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Direct Participants and Indirect Participants and not of DTC, the Trust, CCI or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.

  Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC, the Direct Participants and the Indirect Participants to exercise any rights under the Preferred Securities.

  Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, CCI, the Trust nor the Institutional Trustee will have any responsibility for the performance by DTC or its Direct Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that CCI, the Company and the Trust believe to be reliable, but neither CCI, the Company nor the Trust takes responsibility for the accuracy thereof.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution payment dates or, in the case of certificated securities in non-book-entry form, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on books and records of the Trust. The paying agent for the Trust Securities (the "Paying Agent") shall initially be The Bank of New York. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Institutional Trustee. In the event that The Bank of New York shall no longer be the Paying Agent, the Institutional Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

  The Institutional Trustee will act as registrar, transfer agent and Paying Agent for the Preferred Securities.

  Registration of transfers or exchanges of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

  The Trust will not be required to register or cause to be registered the transfer or exchange of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

  The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise such of the rights and powers vested in it by the Declaration, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as trustee under the Preferred Securities Guarantee and the Indenture. CCI and certain of its subsidiaries (including the Company) conduct certain banking transactions with the Institutional Trustee in the ordinary course of their business.

  Whenever in the exercise of its rights or powers or the performance of its duties under the Declaration the Institutional Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action thereunder, the Institutional Trustee (i) may request instructions from the holders of the Preferred Securities which instructions may only be given by the holders of a majority, or such other proportion, in liquidation amount of the Preferred Securities as would be entitled to direct the Institutional Trustee under the terms of the Preferred Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in conclusively relying on or acting in or accordance with such instructions.

GOVERNING LAW

  The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws.

MISCELLANEOUS

  The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act nor be characterized as other than a grantor trust for United States federal income tax purposes. The Company is authorized and directed to conduct its affairs so that the Subordinated Debt Securities will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company, CCI and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Declaration or the certificates of incorporation of the Company and CCI, that each of the Company, CCI and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

  Holders of the Preferred Securities have no preemptive rights.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

  Pursuant to the Preferred Securities Guarantee, CCI will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities the Guarantee Payments (as defined in the accompanying Prospectus) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Trust may have or assert. CCI's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by CCI to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders. The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under the Preferred Securities Guarantee. The terms of the Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities. A summary description of the Preferred Securities Guarantee appears in the accompanying Prospectus under the caption "Description of the Preferred Securities Guarantees."

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES
                            AND THE DEBT GUARANTEE

  Set forth below is a description of the principal terms of the Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. This description supplements the description of the general terms and provisions of the Subordinated Debt Securities set forth in the accompanying Prospectus under the caption "Description of the Subordinated Debt Securities and the Debt Guarantees." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying
Prospectus and the Indenture, dated as of      , 1996 (the "Base Indenture"),
among the Company, CCI and The Bank of New York, as trustee (the "Debt Trustee"), as supplemented by a First Supplemental Indenture, dated as of
     , 1996 (the Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. Certain capitalized terms used herein are defined in the Indenture. The Indenture will be qualified as an indenture under the Trust Indenture Act. Initially, The Bank of New York will be the Debt Trustee.

  Under certain circumstances involving the dissolution of the Trust following the occurrence of a Tax Event, Subordinated Debt Securities and the Debt Guarantee may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities--Tax Event Redemption or Distribution."

GENERAL

  The Subordinated Debt Securities will be issued as unsecured debt under the Indenture. The Subordinated Debt Securities will be limited in aggregate
principal amount to approximately $   , such amount being the sum of the
aggregate stated liquidation amounts of the Preferred Securities and the Common Securities.

  The Subordinated Debt Securities are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debt Securities will mature and become due and payable, together with any accrued and unpaid interest thereon including Compounded Interest (as defined herein) and Additional Interest (as defined herein), if any, on November 15, 2026. The Subordinated Debt Securities will be fully and unconditionally guaranteed on a subordinated basis as to principal, premium, if any, and interest by CCI. See "Description of the Subordinated Debt Securities and the Debt Guarantees--Debt Guarantees" in the accompanying Prospectus.

  If Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, such Subordinated Debt Securities will initially be issued as a Global Security (as defined herein). As described herein, under certain limited circumstances, Subordinated Debt Securities may be issued in certificated non-book entry form in exchange for a Global Security. See "--Book-Entry and Settlement" below. In the event that Subordinated Debt Securities are issued in certificated non-book entry form, such Subordinated Debt Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debt Securities issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the Subordinated Debt Securities. In the event Subordinated Debt Securities are issued in certificated non-book entry form, principal and interest will be payable, the transfer of the Subordinated Debt Securities will be registrable and Subordinated Debt Securities will be exchangeable for Subordinated Debt Securities of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee in New York, New York; provided that payment of interest may be made at the option of the Company by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debt Securities is the Institutional Trustee, the payment of principal and interest on the Subordinated Debt Securities held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

  The Indenture does not contain provisions that afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving the Company or CCI that may adversely affect such holders.

SUBORDINATION

  The Indenture provides that the Subordinated Debt Securities are subordinated and junior in right of payment to all Senior Indebtedness of the Company and that the Debt Guarantee is subordinated and junior in right of payment to all Senior Indebtedness of CCI. No payment of principal (including redemption payments), premium, if any, or interest on the Subordinated Debt Securities and no payment under the Debt Guarantee may be made if (i) any Senior Indebtedness of the Company or CCI, as the case may be, is not paid when due and any applicable grace period with respect to a payment default under such Senior Indebtedness has ended and such default has not been cured or waived or ceased to exist or (ii) the maturity of any Senior Indebtedness of the Company or CCI, as the case may be, has been accelerated because of a default. Upon any distribution of assets of the Company or CCI, as the case may be, to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of the Company or CCI, as the case may be, must be paid in full before the holders of Subordinated Debt Securities or the Debt Guarantee are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company or CCI, as the case may be, to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities or the Debt Guarantee, as the case may be, are paid in full.

  The term "Senior Indebtedness" means, with respect to the Company or CCI, as the case may be, (i) the principal, premium, if any, and interest in respect of
(A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement on any letter of credit, any banker's acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate to or ranks pari passu with the Subordinated Debt Securities or the Debt Guarantee, as the case may be, (2) any indebtedness between or among the Company or CCI or any affiliate of the Company or CCI and (3) all other debt securities and guarantees in respect of those debt securities, in any case issued by the Company or CCI to (a) any other Countrywide Trust or a trustee of such trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company or CCI that is a financing vehicle of the Company or CCI (a "financing entity") in connection with the issuance by such financing entity of preferred securities of a similar nature to the Preferred Securities or of other securities that rank pari passu with, or junior to, the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

  The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company or CCI. CCI's obligations under the Debt Guarantee are also effectively subordinate to claims of creditors of CCI's subsidiaries (including the Company). As of August 31, 1996, CCI had $200 million of Senior Indebtedness (excluding indebtedness of subsidiaries guaranteed by CCI), Senior Indebtedness of the Company aggregated approximately $5.5 billion and the indebtedness of CCI's subsidiaries (including the Senior Indebtedness and other indebtedness of the Company) aggregated approximately $5.5 billion.

OPTIONAL REDEMPTION

  The Company may redeem the Subordinated Debt Securities, without premium or penalty, in whole or in part, at any time and from time to time, on or after November 15, 2006, or at any time in certain circumstances upon the occurrence of a Tax Event as described under "Description of the Preferred Securities--Tax Event Redemption or Distribution," upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest, including Additional Interest, if any, to the redemption date.

INTEREST

  Each of the Subordinated Debt Securities shall bear interest at the rate of % per annum from the original date of issuance, payable semiannually in arrears on May 15 and November 15 of each year (each an "Interest Payment Date"), commencing May 15, 1997, to the person in whose name such Subordinated Debt Security is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. In the event the Subordinated Debt Securities shall not continue to remain in book-entry only form, the Company shall select relevant record dates, which shall be more than one Business Day prior to the relevant Interest Payment Date.

  The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semiannual period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Debt Securities is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  The Company shall have the right, subject to certain conditions, to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period, at any time and from time to time, for Extension Periods, each not exceeding 10 consecutive semiannual periods, and on the date on which each such Extension Period ends the Company shall pay all interest then accrued and unpaid (including any Additional Interest), together with interest thereon compounded semiannually at the rate specified for the Subordinated Debt Securities to the extent permitted by applicable law ("Compounded Interest"); provided that during any Extension Period (a) CCI and the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by CCI or the Company, respectively, of its obligations under any employee benefit plans, (ii) as a result of a reclassification of CCI's or the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of CCI's or the Company's capital stock or rights to acquire such capital stock for another class or series of CCI's or the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of CCI's or the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (iv) dividends and distributions made on CCI's or the Company's capital stock or rights to acquire such capital stock with CCI's or the Company's capital stock or rights to acquire such capital stock, (b) CCI and the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by CCI or the Company that rank pari passu with or junior to the Subordinated Debt Securities and
(c) CCI shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee or the Debt Guarantee). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that each such Extension Period, including all such previous and further extensions, may not exceed 10 consecutive semiannual periods or extend beyond the maturity of the Subordinated Debt Securities. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except on the date on which such Extension Period terminates, shall be due and payable. The Company has no present intention of exercising its right to defer payments of interest on the Subordinated Debt Securities. If the Institutional Trustee shall be the sole holder of the Subordinated Debt Securities, the Company shall give the Regular Trustees and the Institutional Trustee notice of its initiation of any Extension Period one Business Day prior to the earlier of (i) the date distributions on the Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to holders of the Preferred Securities (or any national securities exchange or other organization on which the Preferred Securities are listed) of the record date or the distribution payment date, in each case with respect to distributions on the Trust Securities the payment of which is being deferred. The Regular Trustees shall give notice of the Company's initiation of any Extension Period to the holders of the Preferred Securities. If the Institutional Trustee shall not be the sole holder of the Subordinated Debt Securities, the Company shall give the holders of the Subordinated Debt Securities notice of its initiation of such Extension Period 10 Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice to holders of the Subordinated Debt Securities (or any national securities exchange or other organization on which the Preferred Securities are listed) of the record date or interest payment date, in each case with respect to interest payments the payment of which is being deferred.

ADDITIONAL INTEREST

  If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") on the Subordinated Debt Securities held by the Institutional Trustee such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will equal the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

PROPOSED TAX LEGISLATION

  On March 19, 1996, President Clinton proposed the Proposed Legislation which, among other things, would generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after December 7, 1995, if such debt obligations have a maximum term in excess of twenty years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Subordinated Debt Securities. There can be no assurance, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of the Preferred Securities--Tax Event Redemption or Distribution."

INDENTURE EVENTS OF DEFAULT

  If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Subordinated Debt Securities, will have the right to declare the principal of and the interest on the Subordinated Debt Securities (including any Compounded Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debt Securities. See "Description of the Subordinated Debt Securities and the Debt Guarantees--Events of Default, Waiver and Notice" and "--Certain Covenants" in the accompanying Prospectus for a description of the Indenture Events of Default and certain consequences thereof. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Subordinated Debt Securities and the Debt Guarantee. See "Description of the Preferred Securities--Declaration Events of Default" and "--Voting Rights." Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to (i) the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the respective dates such interest or principal is payable (or in the case of redemption, on the redemption date) or (ii) the failure of CCI to pay any obligation in respect thereof under the Debt Guarantee, the Company and CCI acknowledge that a holder of record of Preferred Securities may, after such holder's written request to the Institutional Trustee to pursue such trustee's remedies under the Indenture and the Debt Guarantee as holder of the Subordinated Debt Securities and any failure by the Institutional Trustee to do so, institute a Direct Action for payment, on or after the respective due dates specified in the Subordinated Debt Securities, to such holder directly of the principal of or interest on Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder. Notwithstanding any payments made to such holder of Preferred Securities by CCI or the Company in connection with a Direct Action, CCI and the Company shall remain obligated to pay the principal of or interest on the Subordinated Debt Securities held by the Trust or the Institutional Trustee, and CCI or the Company, as the case may be, shall be subrogated to the rights of such holder of such Preferred Securities under the Declaration to the extent of any payments made by CCI or the Company, as the case may be, to such holder in any Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. Except to the extent described above under "Description of the Preferred Securities--Declaration Events of Default" and "--Voting Rights," the holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debt Securities and the Debt Guarantee.

BOOK-ENTRY AND SETTLEMENT

  If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Tax Event, the Subordinated Debt Securities will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Subordinated Debt Securities represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debt Securities in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

  Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Subordinated Debt Securities in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debt Securities shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

  If Subordinated Debt Securities are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities Depositary for the Subordinated Debt Securities. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company." As of the date of this Prospectus Supplement, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as the Depositary for the Global Securities.

  None of CCI, the Company, the Trust, the Institutional Trustee, the Debt Trustee, any paying agent and any other agent of CCI, the Company, the Trust, the Institutional Trustee or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for the Subordinated Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

  A Global Security shall be exchangeable for Subordinated Debt Securities registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) the Company, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Indenture Event of Default. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debt Securities registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

DEFEASANCE AND DISCHARGE

  See "Description of the Subordinated Debt Securities and the Debt Guarantees--Defeasance and Discharge" in the accompanying Prospectus.

GOVERNING LAW

  The Indenture, the Subordinated Debt Securities and the Debt Guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles.

MISCELLANEOUS

  The Indenture will provide that the Company will pay all fees and expenses related to (i) the offering and sale of the Trust Securities, the Subordinated Debt Securities and the Debt Guarantee, (ii) the organization, maintenance and dissolution of the Trust, (iii) the retention of the Countrywide Trustees and
(iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by CCI.

  The Company and CCI will have the right at all times to assign any of their respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of the Company or CCI; provided that, in the event of any such assignment, the Company or CCI, as the case may be, will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                        EFFECT OF OBLIGATIONS UNDER THE
                    SUBORDINATED DEBT SECURITIES, THE DEBT
               GUARANTEE AND THE PREFERRED SECURITIES GUARANTEE

  As set forth in the Declaration, the sole purpose of the Trust is to issue and sell the Trust Securities evidencing undivided beneficial interests in the assets of the Trust and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.

  As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Company shall pay all, and the Trust shall not be obligated to pay directly or indirectly any, costs, expenses, debt and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Countrywide Trustees shall not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

  Payments of distributions (to the extent funds therefor are available to the Trust) and other payments due on the Preferred Securities (to the extent funds therefor are available to the Trust) are guaranteed by CCI as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. If the Company does not make interest payments on the Subordinated Debt Securities purchased by the Trust and CCI does not make payments under the Debt Guarantee, it is expected that the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of distributions except to the extent that the Trust has funds available for the payment of such distributions. The Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company or CCI has made payments of interest or principal on the Subordinated Debt Securities or the Debt Guarantee held by the Trust as its sole assets. The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Indenture, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), and CCI's obligations under Debt Guarantee, the Indenture and the Declaration, provide a full and unconditional guarantee on a subordinated basis by CCI of amounts when due on the Preferred Securities.

  If the Company fails to make interest or other payments on the Subordinated Debt Securities when due (after giving effect to any Extension Period) and CCI fails to make payments under the Debt Guarantee with respect to such payments due on the Subordinated Debt Securities, the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described herein under "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company" and "--Voting Rights," may direct the Institutional Trustee to enforce its rights under the Subordinated Debt Securities and the Debt Guarantee, including proceeding directly against CCI to enforce the Debt Guarantee without first proceeding against the Company under the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities or the Debt Guarantee after a majority in liquidation amount of the Preferred Securities have so directed the Institutional Trustee, a holder of record of Preferred Securities may institute a legal proceeding against the Company or CCI to enforce the Institutional Trustee's rights under the Subordinated Debt Securities or the Debt Guarantee, as the case may be, without first instituting any legal proceeding against the Institutional Trustee or any other person or entity including, in the case of the Debt Guarantee, against the Company. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to (i) the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the respective dates such interest or principal is payable (or in the case of redemption, on the redemption date) or (ii) the failure of CCI to pay any obligation in respect thereof under the Debt Guarantee, then a holder of record of Preferred Securities may, after such holder's written request to the Institutional Trustee to pursue such trustee's remedies under the Indenture and the Debt Guarantee as holder of the Subordinated Debt Securities and any failure by the Institutional Trustee to do so, institute a Direct Action for payment on or after the respective due dates specified in the Subordinated Debt Securities. In connection with such Direct Action, the Company or CCI, as the case may be, will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company or CCI, as the case may be, to such holder of Preferred Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default has occurred and is continuing. CCI, under the Preferred Securities Guarantee, acknowledges that the Preferred Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If CCI fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may, subject to certain conditions, institute a legal proceeding directly against CCI to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee, or any other person or entity.

  CCI and the Trust believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee on a subordinated basis by CCI of payments due on the Preferred Securities. See "Description of the Preferred Securities Guarantees--General" in the accompanying Prospectus.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

  In the opinion of Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), special counsel to the Company, CCI and the Trust ("Counsel"), the discussion which follows is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities.

  This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, and administrative and judicial interpretations thereof, each as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

  Except as otherwise stated, this summary deals only with a Preferred Security held as a capital asset by a holder who or which (i) purchased Preferred Securities upon original issuance (an "Initial Holder") and (ii) is a US Holder (as defined below). It does not deal with all aspects of United States federal income taxation, nor with the particular United States federal income tax (hereafter, "income tax") consequences which may be applicable to certain classes of US Holders (such as banks, thrift institutions, real estate investment trusts, regulated investment companies, insurance companies, brokers and dealers in securities or currencies, other financial institutions, tax-exempt organizations, persons holding Preferred Securities as a position in a "straddle," as part of a "synthetic security or hedge," as part of a "conversion transaction" or as part of any other integrated investment, persons having a functional currency other than the U.S. Dollar and certain United States expatriates). Further, this summary does not address (a) the income tax consequences to shareholders in, or partners or beneficiaries of, a holder of Preferred Securities, (b) the United States federal alternative minimum tax consequences of the purchase, ownership or disposition of Preferred Securities, or (c) any state, local or foreign tax consequences of the purchase, ownership and disposition of Preferred Securities.

  A "US Holder" is a holder of Preferred Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for income tax purposes, a corporation or partnership created or organized (or treated as created or organized for income tax purposes) in or under the laws of the United States or any political subdivision thereof, or a trust or estate the income of which is includible in its gross income for income tax purposes without regard to its source. (For taxable years beginning after December 31, 1996 (or for the immediately preceding taxable year, if the trustee of a trust so elects), a trust is a US Holder for income tax purposes if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.)

US HOLDERS

  CHARACTERIZATION OF THE TRUST

  In connection with the issuance of the Preferred Securities, Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration (and other documents), and based on certain assumptions and qualifications referenced in the opinion, the Trust will be characterized for United States federal income tax purposes as a grantor trust, and will not be characterized as an association taxable as a corporation for such purposes. Accordingly, for income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Subordinated Debt Securities owned by the Trust, and each US Holder will be required to include all income or gain recognized for income tax purposes with respect to its allocable share of the Subordinated Debt Securities on its own income tax return.

  CHARACTERIZATION OF THE SUBORDINATED DEBT SECURITIES

  In connection with the issuance of the Subordinated Debt Securities, Counsel will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture (and other documents), and based on certain assumptions and qualifications referenced in the opinion, the Subordinated Debt Securities should be characterized for United States federal income tax purposes as debt of the Company.

  ORIGINAL ISSUE DISCOUNT

  Under the terms of the Subordinated Debt Securities, the Company has the option to defer payments of interest from time to time by extending the interest payment period for a period not exceeding 10 consecutive semiannual periods, but not beyond the maturity of the Subordinated Debt Securities. Recently issued Treasury regulations under Section 1273 of the Code provide that debt instruments like the Subordinated Debt Securities will not be considered issued with OID by reason of the Company's option to defer payments of interest if the likelihood of deferral is "remote."

  The Company has concluded, and this discussion assumes, that, as of the date of this Prospectus Supplement, the likelihood of exercise of that option is "remote" within the meaning of the applicable regulations, in part because exercising that option would prevent the Company and CCI from declaring dividends on their stock and would prevent the Company and CCI from making any payments with respect to debt securities that rank pari passu or junior to the Subordinated Debt Securities. Therefore, the Subordinated Debt Securities should not be treated as issued with OID by reason of the Company's deferral option. Rather, stated interest on the Subordinated Debt Securities will generally be taxable to a US Holder, as ordinary income, when paid or accrued in accordance with that holder's method of accounting for income tax purposes. It should be noted, however, that these regulations have not yet been addressed in any rulings or other interpretations by the Service. Accordingly, it is possible that the Service could take a position contrary to the interpretation described herein.

  In the event the Company subsequently exercised its option to defer payments of interest, the Subordinated Debt Securities would be treated as reissued for OID purposes and the sum of the remaining interest payments on the Subordinated Debt Securities (and any de minimis OID on the Subordinated Debt Securities (discussed below)) would thereafter be treated as OID, which would accrue, and be includible in a US Holder's taxable income, on an economic accrual basis (regardless of the US Holder's method of accounting for income tax purposes) over the remaining term of the Subordinated Debt Securities (including any period of interest deferral), without regard to the timing of payments under the Subordinated Debt Securities. (Subsequent distributions of interest on the Subordinated Debt Securities generally would not be taxable.) The amount of OID that accrued in any period would generally equal the amount of interest that accrued on the Subordinated Debt Securities in that period at the stated interest rate (adjusted for any de minimis OID on the Subordinated Debt Securities). Consequently, during any period of interest deferral, US Holders will include OID in gross income in advance of the receipt of cash, and a US Holder which disposes of a Preferred Security prior to the record date for payment of distributions on the Subordinated Debt Securities following that period will be subject to income tax on OID accrued through the date of disposition (and not previously included in income), but will not receive cash from the Trust with respect to that OID.

  In the absence of the Company's election to defer an interest payment period, de minimis OID would not be subject to income tax until a holder's Subordinated Debt Securities were sold, redeemed or retired, in which event the de minimis OID would increase any gain or decrease any loss recognized by the holder. De minimis OID will be present with respect to the Subordinated Debt Securities, because (i) the excess of (a) the stated redemption price at maturity (as defined for income tax purposes) of a Subordinated Debt Security, over (b) the issue price of the Subordinated Debt Security, is less than (ii) the product of (a) 0.25% of that redemption price, and (b) the number of complete calendar years from the Subordinated Debt Security's issue date to its maturity.

  If the Company's option to defer payments of interest were not treated as remote, the Subordinated Debt Securities would be treated as initially issued with OID in an amount equal to the aggregate stated interest over the term of the Subordinated Debt Securities, plus the amount of de minimis OID on the Subordinated Debt Securities. That OID would generally be includible in a US Holder's taxable income, over the term of the Subordinated Debt Securities, on an economic accrual basis.

  CHARACTERIZATION OF INCOME

  Because the income underlying the Preferred Securities will not be characterized as dividends for income tax purposes, corporate holders of Preferred Securities will not be entitled to a dividend received deduction for any income recognized with respect to the Preferred Securities.

  MARKET DISCOUNT AND BOND PREMIUM

  Holders of Preferred Securities other than Initial Holders may be considered to have acquired their undivided interests in the Subordinated Debt Securities with market discount or acquisition premium (as each phrase is defined for income tax purposes).

  RECEIPT OF SUBORDINATED DEBT SECURITIES (AND THE DEBT GUARANTEE) OR CASH UPON LIQUIDATION OF COUNTRYWIDE CAPITAL TRUST

  Under the circumstances described under the caption "Description of the Preferred Securities--Tax Event Redemption or Distribution," above, Subordinated Debt Securities, together with the Debt Guarantee, may be distributed to holders in exchange for the Preferred Securities and in liquidation of the Trust. Except as discussed below, such a distribution would not be a taxable event for income tax purposes, and each US Holder would have an aggregate adjusted basis in its Subordinated Debt Securities (including the Debt Guarantee) for income tax purposes equal to such holder's aggregate adjusted basis in its Preferred Securities. For income tax purposes, a US Holder's holding period in the Subordinated Debt Securities (including the Debt Guarantee) received in such a liquidation of the Trust would include the period during which the Preferred Securities were held by the holder. If, however, the relevant event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to US Holders of the Preferred Securities for income tax purposes.

  Upon retirement of the Preferred Securities, and under certain circumstances described herein (see "Description of the Preferred Securities"), the Subordinated Debt Securities may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Such a redemption would be taxable for income tax purposes, and a US Holder would recognize gain or loss as if it had sold the Preferred Securities for cash. See "--Sales of Preferred Securities" below.

  SALES OF PREFERRED SECURITIES

  A US Holder that sells Preferred Securities will recognize gain or loss equal to the difference between its adjusted basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. A US Holder's adjusted basis in the Preferred Securities generally will be its initial purchase price, increased by OID previously included (or currently includible) in such holder's gross income to the date of disposition, and decreased by payments received on the Preferred Securities (other than any interest received with respect to the period prior to the effective date of the Company's first exercise of its option to defer payments of interest). Any such gain or loss generally will be capital gain or loss, and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

  A holder who disposes of his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest (or OID) on the Subordinated Debt Securities through the date of disposition in its taxable income for United States federal income tax purposes (notwithstanding that the holder may receive a separate payment from the purchaser with respect to accrued interest), and to deduct that amount from the sales proceeds received (including the separate payment, if any, with respect to accrued interest) for the Preferred Securities (or as to OID only, to add such amount to such holder's adjusted tax basis in its Preferred Securities). To the extent the selling price is less than the holder's adjusted tax basis (which will include accrued but unpaid OID, if any), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-US HOLDERS

  The following discussion applies to an Initial Holder who is not a US Holder (a "Non-US Holder").

  Payments to a holder of a Preferred Security which is a Non-US Holder will generally not be subject to withholding of income tax, provided that (a) the beneficial owner of the Preferred Security does not (directly or indirectly, actually or constructively) own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (c) either (I) the beneficial owner of the Preferred Securities certifies to the Trust or its agent, under penalties of perjury, that it is a Non-US Holder and provides its name and address, or (II) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by another Financial Institution between it and the beneficial owner in the chain of ownership, and furnishes the Trust or its agent with a copy thereof.

  As discussed above (see "Description of the Preferred Securities--Tax Event Redemption or Distribution"), changes in legislation affecting the income tax consequences of the Subordinated Debt Securities are possible, and could adversely affect the ability of the Company to deduct the interest payable on the Subordinated Debt Securities. Moreover, any such legislation could, as the Proposed Legislation would have, adversely affect Non-US Holders by characterizing income derived from the Subordinated Debt Securities as dividends, generally subject to a 30% income tax (on a withholding basis) when paid to a Non-US Holder, rather than as interest which, as discussed above, is generally exempt from income tax in the hands of a Non-US Holder.

  A Non-US Holder of a Preferred Security will generally not be subject to withholding of income tax on any gain realized upon the sale or other disposition of a Preferred Security.

  A Non-US Holder which holds Preferred Securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the Subordinated Debt Securities.

INFORMATION REPORTING

  In general, information reporting requirements will apply to payments made on, and proceeds from the sale of, Preferred Securities held by a noncorporate US Holder within the United States. In addition, payments made on, and payments of the proceeds from the sale of, Preferred Securities to or through the United States office of a broker are subject to information reporting unless the holder thereof certifies as to its non-United States status or otherwise establishes an exemption from information reporting and backup withholding (see "--Backup Withholding" below). Taxable income on the Preferred Securities for a calendar year should be reported to US Holders on Forms 1099 by the following January 31st.

BACKUP WITHHOLDING

  Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification or exemption requirements. Any amounts so withheld will be allowed as a credit against the holder's income tax liability, or refunded, provided the required information is provided to the United States Internal Revenue Service.

                                     * * *

  THE PRECEDING DISCUSSION IS ONLY A SUMMARY AND DOES NOT ADDRESS THE CONSEQUENCES TO A PARTICULAR HOLDER OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES. POTENTIAL HOLDERS OF PREFERRED SECURITIES ARE URGED TO CONTACT THEIR OWN TAX ADVISORS TO DETERMINE THEIR PARTICULAR TAX CONSEQUENCES.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), Countrywide Capital Trust has agreed to sell to Salomon Brothers Inc (the "Underwriter"), and the Underwriter has agreed to purchase, the Preferred Securities. In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased.

  The Underwriter proposes to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and, in part, to certain securities
dealers at such price less a concession of $   per Preferred Security. The
Underwriters may allow, and such dealers may reallow, a concession not in
excess of $   per Preferred Security to certain brokers and dealers. After the
Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriter.

  In view of the fact that the gross proceeds of the sale of the Preferred Securities will ultimately be used by Countrywide Capital Trust to purchase the Subordinated Debt Securities of the Company, the Underwriting Agreement provides that the Company will pay as compensation ("Underwriter's Compensation") to the Underwriter arranging the investment therein of such
proceeds an amount in immediately available funds of $   per Preferred
Security (or $    in the aggregate).

  During a period of 30 days from the date of this Prospectus Supplement, neither Countrywide Capital Trust, CCI nor the Company will, without the prior written consent of the Underwriter, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or Subordinated Debt Securities or any debt securities substantially similar to the Subordinated Debt Securities or equity securities substantially similar to the Preferred Securities (except for the Subordinated Debt Securities and the Preferred Securities offered hereby).


  Prior to this offering there has been no public market for the Preferred Securities. The Underwriter may make a market in the Preferred Securities, but the Underwriter is not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading market in the Preferred Securities. See "Risk Factors--Absence of Prior Public Market."

  Countrywide Capital Trust, CCI and the Company have agreed to indemnify the Underwriter against, or contribute to payments that the Underwriter may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  The Underwriter engages in transactions with, and, from time to time, has performed services for, CCI and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Preferred Securities and the formation of the Trust will be passed upon on behalf of the Trust by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Trust. The validity under New York law of the Subordinated Debt Securities, the Preferred Securities Guarantee and the Debt Guarantee will be passed upon for CCI and the Company by Fried, Frank, Harris, Shriver & Jacobson, a partnership including professional corporations, New York, New York. Edwin Heller (whose professional corporation retired as a partner of Fried, Frank, Harris, Shriver & Jacobson in September 1996) is of counsel to Fried, Frank, Harris, Shriver & Jacobson and is a director of CCI. Certain United States federal income tax matters will be passed upon for the Company, CCI and the Trust by Fried, Frank, Harris, Shriver & Jacobson. Certain legal matters will be passed upon for the Underwriter by Brown & Wood LLP, New York, New York. Brown & Wood LLP also serves as counsel for CWMBS, Inc. and CWABS, Inc., each a wholly-owned subsidiary of CCI, in connection with offerings of mortgage-backed and asset-backed securities, and as counsel to CWM Mortgage Holdings, Inc.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1996

PROSPECTUS

$300,000,000

COUNTRYWIDE HOME LOANS, INC.

SUBORDINATED DEBT SECURITIES
FULLY AND UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF
PRINCIPAL, PREMIUM, IF ANY, AND INTEREST BY
COUNTRYWIDE CREDIT INDUSTRIES, INC.

COUNTRYWIDE CAPITAL I
COUNTRYWIDE CAPITAL II
PREFERRED SECURITIES
FULLY AND UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF
DISTRIBUTIONS AND OTHER PAYMENTS TO THE EXTENT SET FORTH HEREIN BY

[LOGO] COUNTRYWIDE(SM)
----------------------
CREDIT INDUSTRIES, INC.

Countrywide Home Loans, Inc., a New York corporation (the "Company"), and a wholly-owned subsidiary of Countrywide Credit Industries, Inc., a Delaware corporation ("CCI"), may from time to time offer its subordinated debentures, notes or other evidence of indebtedness (the "Subordinated Debt Securities") in one or more series and in amounts, at prices and on terms to be determined at the time of the offering. The Subordinated Debt Securities when issued will be unsecured obligations of the Company and will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest by CCI (the "Debt Guarantees"). The Company's obligations under the Subordinated Debt Securities and CCI's obligations under the Debt Guarantees will be subordinate and junior in right of payment to certain other indebtedness of the Company and CCI, respectively, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement") and in an aggregate amount to be set forth as of the most recent practicable date in such Prospectus Supplement.

Countrywide Capital I and Countrywide Capital II (each, a "Countrywide Capital Trust" or a "Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, preferred securities representing undivided beneficial interests in its assets ("Preferred Securities"). The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of each of the Countrywide Capital Trusts out of moneys held by such Countrywide Capital Trust, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities,

                                                   (continued on following page)

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The date of this Prospectus is       , 1996.

(continued from previous page)

will be guaranteed by CCI to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees" below. CCI's obligations under the Preferred Securities Guarantees are subordinate and junior in right of payment to all other liabilities of CCI and rank pari passu with the most senior preferred stock, if any, issued from time to time by CCI. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a Countrywide Capital Trust, or a trustee of such Countrywide Capital Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein, together the "Trust Securities") of such Countrywide Capital Trust. The Subordinated Debt Securities purchased by a Countrywide Capital Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of such Countrywide Capital Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. The Subordinated Debt Securities, the related Debt Guarantees and the Preferred Securities and the related Preferred Securities Guarantees are sometimes collectively referred to hereafter as the "Offered Securities."

Specific terms of the Subordinated Debt Securities of any series and the Preferred Securities of any Countrywide Capital Trust, the terms of which will mirror the terms of the Subordinated Debt Securities held by such Countrywide Capital Trust, in respect of which this prospectus (the "Prospectus") is being delivered, will be set forth in a Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, conversion, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of the Company, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of such deferral periods, the initial public offering price, subordination terms, any listing on a securities exchange and other specific terms of the offering and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of the Company.

The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Offered Securities shall not exceed $300,000,000. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to the Offered Securities.

The Company and/or each of the Countrywide Capital Trusts may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See "Plan of Distribution" below. If any agents of the Company and/or any Countrywide Capital Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in any related Prospectus Supplement.

This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, CCI, ANY COUNTRYWIDE CAPITAL TRUST OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY, CCI OR ANY COUNTRYWIDE CAPITAL TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

  This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company, CCI and the Countrywide Capital Trusts with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, although it does include a summary of the material terms of the Indenture (as defined herein) and the Declarations (as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, CCI, the Countrywide Capital Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

  CCI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information concerning CCI can be inspected and copied at prescribed rates at the SEC's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the following Regional Offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a Web site (http://www.sec.gov) from which such reports, proxy statements and other information concerning CCI may be obtained. Such reports, proxy statements and other information may also be inspected at the offices of the following stock exchanges on which certain of CCI's securities are listed: the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 115 Sansome Street, San Francisco, California 94104.

  No separate financial statements of any of the Countrywide Capital Trusts have been included herein. CCI does not consider that such financial statements would be material to holders of the Preferred Securities because
(i) all of the voting securities of each of the Countrywide Capital Trusts will be owned by CCI, a reporting company under the Exchange Act, (ii) each of the Countrywide Capital Trusts has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Countrywide Capital Trust and investing the proceeds of the sale thereof in Subordinated Debt Securities guaranteed by CCI, and (iii) the Company's obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of each of Countrywide Capital I and II under the Indenture and any supplemental indenture thereto and pursuant to the Declaration of each Trust, the guarantee issued by CCI with respect to the Preferred Securities issued by that Trust, the Subordinated Debt Securities purchased by that Trust, the guarantee issued by CCI with respect to the Subordinated Debt Securities purchased by that Trust and the related Indenture, taken together, constitute a full and unconditional guarantee on a subordinated basis by CCI of payments due on the Preferred Securities. See "Description of the Subordinated Debt Securities and the Debt Guarantees" and "Description of the Preferred Securities Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents are incorporated by reference in this Prospectus:

    (a) CCI's Annual Report on Form 10-K for the fiscal year ended February 29, 1996;

    (b) CCI's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996; and

    (c) CCI's Quarterly Report on Form 10-Q for the quarter ended August 31,
  1996.

  All documents filed by CCI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus or any Prospectus Supplement and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and such Prospectus Supplement and to be a part hereof and thereof from the date of filing of such documents. Any statement contained in this Prospectus or any Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein or in any Prospectus Supplement shall be deemed to be modified or superseded for purposes of this Prospectus and such Prospectus Supplement to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

  CCI will provide without charge to each person to whom a copy of this Prospectus or any Prospectus Supplement has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein or therein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Countrywide Credit Industries, Inc., 155 North Lake Avenue, P.O. Box 7137, Pasadena, California 91109-7137 (telephone (818) 304-8400),
Attention: Investor Relations.

                                  THE COMPANY

  Countrywide Home Loans, Inc. (formerly Countrywide Funding Corporation), the principal subsidiary of Countrywide Credit Industries, Inc., is engaged primarily in the mortgage banking business and as such originates, purchases, sells and services mortgage loans. The Company's mortgage loans are principally prime credit quality first-lien mortgage loans secured by single- (one to four) family residences. The Company also offers home equity loans both in conjunction with newly produced first-lien mortgages and as a separate product and sub-prime credit quality first-lien single-family mortgage loans. The principal sources of revenue of the Company are: (i) loan origination fees; (ii) gains from the sale of loans, if any; (iii) interest earned on mortgage loans during the period that they are held by the Company pending sale, net of interest paid on funds borrowed to finance such mortgage loans;
(iv) loan servicing fees; and (v) interest benefit derived from the custodial balances associated with the Company's servicing portfolio.

  The Company produces mortgage loans through three separate divisions. The Consumer Markets Division originates loans using direct contact with consumers through its nationwide network of retail branch offices and its telemarketing systems. Through its Wholesale Division, the Company originates loans through and purchases loans from mortgage loan brokers. Through the Correspondent Division, the Company purchases loans primarily from other mortgage bankers, commercial banks, savings and loan associations, credit unions and other financial intermediaries. The Company customarily sells all loans that it originates or purchases. Substantially all loans sold by the Company are sold without recourse, subject, in the case of loan guaranties by the Veterans Administration, to the limits of such guaranties.

  The Company services on a non-recourse basis substantially all of the mortgage loans that it originates or purchases. In addition, the Company purchases bulk servicing contracts, also on a non-recourse basis, to service single-family residential mortgage loans originated by other lenders. Servicing mortgage loans includes collecting and remitting loan payments, making advances when required, accounting for principal and interest, holding custodial (impound) funds for payment of property taxes and hazard insurance, making any physical inspections of the property, counseling delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults and generally administering the loans. The Company receives fee income for servicing mortgage loans ranging generally from 1/4% to 1/2% per annum on the declining principal balances of the loans. The Company has sold, and may sell in the future, a portion of its portfolio of loan servicing rights to other mortgage servicers.

  The Company's principal financing needs are the financing of loan funding activities and the investment in servicing rights. To meet these needs, the Company currently utilizes commercial paper supported by its revolving credit facility, medium-term notes, mortgage-backed securities, repurchase agreements, subordinated notes, unsecured notes, pre-sale funding facilities and cash flows from operations. In the past, the Company has utilized whole loan repurchase agreements, servicing-secured bank facilities, direct borrowings from its revolving credit facility, privately-placed financings and contributions from CCI of the proceeds of public offerings of preferred and common stock.

  The Company is a New York corporation, originally incorporated in 1969. Its principal executive offices are located at 155 North Lake Avenue, P. O. Box 7137, Pasadena, California 91109-7137, and its telephone number is (818) 304-8400.

                                  THE TRUSTS

  Each of Countrywide Capital I and Countrywide Capital II is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by CCI, as sponsor for such Trust (the "Sponsor"), and the Countrywide Capital Trustees (as defined herein) for such Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on October 15, 1996. Each Countrywide Capital Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debt Securities, and
(iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by CCI. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. CCI will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of each Countrywide Capital Trust. Each Countrywide Capital Trust has a term of approximately 55 years, but may earlier terminate as provided in the relevant Declaration. Each Countrywide Capital Trust's business and affairs will be conducted by the trustees (the "Countrywide Capital Trustees") appointed by CCI, as the holder of all the Common Securities. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Countrywide Capital Trustees of a Countrywide Capital Trust. The duties and obligations of the Countrywide Capital Trustees shall be governed by the Declaration of such Countrywide Capital Trust. A majority of the Countrywide Capital Trustees (the "Regular Trustees") of each Countrywide Capital Trust will be persons who are employees or officers of or affiliated with the Company or CCI. One Countrywide Capital Trustee of each Countrywide Capital Trust will be a financial institution which will be unaffiliated with the Company and CCI and which shall be eligible and act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Countrywide Capital Trustee of each Countrywide Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Countrywide Capital Trusts and the offering and sale of Trust Securities, the payment of which will be guaranteed by CCI. The office of the Delaware Trustee for each Countrywide Capital Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each Countrywide Capital Trust shall be c/o Countrywide Credit Industries, Inc., 155 North Lake Avenue, Pasadena, California 91109-7137.

                      COUNTRYWIDE CREDIT INDUSTRIES, INC.

  CCI is a holding company which through its principal subsidiary, Countrywide Home Loans, Inc., is engaged primarily in the mortgage banking business. CCI, through its other wholly owned subsidiaries, offers products and services complementary to its mortgage banking business. A subsidiary of CCI trades with other broker-dealers and institutional investors mortgage-backed securities and other mortgage-related assets. CCI has a subsidiary which acts as an agent in the sale of homeowners, fire, flood, earthquake, mortgage life and disability insurance to the Company's mortgagors in connection with the Company's mortgage banking operations. Another subsidiary of CCI earns fee income by brokering servicing contracts owned by other mortgage lenders and loan servicers. CCI also has a subsidiary that acts as a provider of various title insurance and escrow services in the capacity of an agent rather than an underwriter.

  In addition, Countrywide Asset Management Corp. ("CAMC"), a subsidiary of CCI, receives fee income for managing the operation of CWM Mortgage Holdings, Inc. ("CWM"), a real estate investment trust whose shares are traded on the New York Stock Exchange. CWM conducts real estate lending activities and has an affiliate engaged in the operation of a jumbo and non-conforming mortgage loan conduit. On November 4, 1996, CCI and CWM announced that they had reached a preliminary understanding for the acquisition by CWM of the operations and employees of CAMC. The proposed transaction is to be structured as a merger of CAMC with and into CWM, with CCI to receive for its interest in CAMC approximately 3.6 million newly issued common shares of CWM (approximately $75.0 million based on certain recent closing prices of CWM's common stock), subject to adjustment based on the market price of CWM common stock prior to closing. As of the date of this Prospectus, a definitive agreement with respect to the proposed transaction has not been executed, and there can be no assurance that the proposed transaction will be consummated.

  CCI is a Delaware corporation, and was originally incorporated in New York under the name of OLM Credit Industries, Inc. in 1969. Its principal executive offices are located at 155 North Lake Avenue, P. O. Box 7137, Pasadena, California 91109-7137, and its telephone number is (818) 304-8400.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings of CCI to fixed charges for the periods indicated:

                                                 YEARS ENDED FEBRUARY 28 (29)
                               SIX MONTHS ENDED -----------------------------
                               AUGUST 31, 1996  1996  1995  1994  1993  1992
                               ---------------- ----- ----- ----- ----- -----
   Ratio of earnings to fixed
    charges...................       2.29        2.13  1.69  2.32  2.76  2.38

  For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before federal income taxes, plus fixed charges. Fixed charges include interest expense on debt and the portion of rental expenses which is considered to be representative of the interest factor (one-third of operating leases).

                                USE OF PROCEEDS

  Each Countrywide Capital Trust will use gross proceeds received from the sale of the Preferred Securities to purchase Subordinated Debt Securities from the Company. Except as may be otherwise stated in any Prospectus Supplement, the Company intends to use the net proceeds (after payment of the expenses of the offering and underwriters' compensation) from the sale of the Subordinated Debt Securities for general corporate purposes.

    DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES AND THE DEBT GUARANTEES

  Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture (the "Indenture") among the Company, CCI and The Bank of New York, as Trustee (the "Debt Trustee"). The terms of the Subordinated Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary of the material terms of the Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture unless otherwise noted.

GENERAL

  The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a special committee appointed thereby (each, a "Supplemental Indenture"). (Section 2.03)

  In the event Subordinated Debt Securities are issued to a Countrywide Capital Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Countrywide Capital Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Countrywide Capital Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a Countrywide Capital Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Countrywide Capital Trust.

  Reference is made to the Prospectus Supplement relating to the particular Subordinated Debt Securities being offered thereby for the following terms:
(1) the designation of such Subordinated Debt Securities; (2) the aggregate principal amount of such Subordinated Debt Securities; (3) the percentage of their principal amount at which such Subordinated Debt Securities will be issued; (4) the date or dates on which such Subordinated Debt Securities will mature and the right, if any, to extend such date or dates; (5) the rate or rates, if any, per annum, at which such Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) provisions for a sinking, purchase or other analogous fund, if any; (9) the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which such Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company or the holder; (10) the form of such Subordinated Debt Securities; and (11) any other specific terms of the Subordinated Debt Securities. Principal, premium, if any, and interest, if any, will be payable, and the Subordinated Debt Securities offered thereby will be transferable, at the corporate trust office of the Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register or by wire transfer to an account appropriately designated by the holder entitled thereto. (Sections 3.01 and 3.02)

  If a Prospectus Supplement specifies that a series of Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

  There are no terms in the Indenture or the Debt Guarantee that limit the ability of CCI or its subsidiaries (including the Company) to incur additional indebtedness, including indebtedness that may rank senior to, or pari passu with, the Subordinated Debt Securities. The Indenture contains no covenants or other provisions to afford protection to holders of the Subordinated Debt Securities in the event of a highly leveraged transaction or a change in control of the Company or CCI, except to the limited extent described under "--Limitation on Mergers and Sales of Assets" below.

DEBT GUARANTEES

  The Indenture provides that CCI will fully and unconditionally guarantee the due and punctual payment of the principal, premium, if any, and interest on the Subordinated Debt Securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. (Section 2.13) Since CCI is a holding company, the right of CCI and, hence, the right of creditors of CCI (including the holders of the Subordinated Debt Securities) to participate in any distribution of the assets of any subsidiary of CCI, whether upon liquidation, reorganization, or otherwise, is subject to prior claims of creditors of such subsidiary, except to the extent that claims of CCI itself as a creditor of such subsidiary may be recognized.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but the Company or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith. Where Subordinated Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to any such Subordinated Debt Securities and to payment on and transfer and exchange of such Subordinated Debt Securities will be described in the applicable Prospectus Supplement. Bearer Subordinated Debt Securities will be transferable by delivery.

  Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest on registered securities may be made at the option of the Company by check mailed to the address of the person entitled thereto as it appears in the Security Register or by wire transfer to an account approximately designated by the holder entitled thereto. Payment of Subordinated Debt Securities in bearer form will be made at such paying agencies outside of the United States as the Company may appoint.

BOOK-ENTRY SUBORDINATED DEBT SECURITIES

  The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (each, a "Global Security") that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.

  The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.

SUBORDINATION

  The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company and the Debt Guarantees will be subordinated and junior in right of payment to certain other indebtedness of CCI to the extent set forth in the applicable Prospectus Supplement.

CERTAIN COVENANTS

  If Subordinated Debt Securities are issued to a Countrywide Capital Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Countrywide Capital Trust and (i) there shall have occurred and be continuing any event that would constitute an Event of Default (as defined herein), (ii) CCI shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee (as defined in the Indenture), or (iii) the Company shall have given notice of its election to defer payments of interest on the Subordinated Debt Securities by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then (a) the Company and CCI shall not declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by CCI or the Company, respectively, of its obligations under any employee benefit plans, (ii) as a result of a reclassification of CCI's or the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of CCI's or the Company's capital stock or rights to acquire such capital stock for another class or series of CCI's or the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of CCI's or the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (iv) dividends and distributions made on CCI's or the Company's capital stock or rights to acquire such capital stock with CCI's or the Company's capital stock or rights to acquire such capital stock), (b) the Company and CCI shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company or CCI that rank pari passu with or junior to such Subordinated Debt Securities and (c) CCI shall not make any guarantee payments with respect to the foregoing (other than pursuant to any Preferred Securities Guarantee or Debt Guarantee). (Section 3.07)

  In the event Subordinated Debt Securities are issued to a Countrywide Capital Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Countrywide Capital Trust, for so long as such Trust Securities remain outstanding, CCI will covenant (i) to maintain 100% ownership of the Common Securities of such Countrywide Capital Trust; provided, however, that any permitted successor of CCI under the Indenture may succeed to CCI's ownership of such Common Securities, (ii) to use its reasonable efforts to cause such Countrywide Capital Trust (a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of such Countrywide Capital Trust, the redemption of all of the Trust Securities of such Countrywide Capital Trust or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Countrywide Capital Trust, and (b) to otherwise continue not to be classified as a grantor trust for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities. (Section 3.08)

LIMITATION ON MERGERS AND SALES OF ASSETS

  Nothing contained in the Indenture or in the Subordinated Debt Securities of any series shall prevent any consolidation or merger of the Company or CCI with or into any other corporation (whether or not affiliated with the Company or CCI, as the case may be) or successive consolidations or mergers in which the Company or CCI, as the case may be, or its successor or successors shall be a party, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company or CCI, as the case may be, or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company or CCI, as the case may be, or its successor or successors) authorized to acquire and operate the same; provided, however, the Company or CCI, as the case may be, shall, upon any such consolidation, merger, sale, conveyance, transfer or other disposition, cause the obligations of the Company under such series of Subordinated Debt Securities or the obligations of CCI under the Debt Guarantee, as the case may be, and under the Indenture, to be expressly assumed, by supplemental indenture satisfactory in form to the Debt Trustee and executed and delivered to the Debt Trustee, by the successor entity formed by such consolidation or into which the Company or CCI, as the case may be, shall have been merged, or which shall have acquired such property. Upon execution and delivery of such supplemental indenture to the Debt Trustee, such successor entity will be substituted under the Indenture, such series of Subordinated Debt Securities and each Debt Guarantee, as the case may be, and thereupon the Company and CCI, as the case may be, will be relieved of any further liability or obligation thereunder. (Sections 10.01 and 10.02)

EVENTS OF DEFAULT, WAIVER AND NOTICE

  The Indenture provides than any one or more of the following described events which has occurred and is continuing with respect to any series of Subordinated Debt Securities constitutes an "Event of Default" with respect to such series of Subordinated Debt Securities:

    (a) default for 30 days in payment of any interest on the Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

    (b) default in payment of principal and premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

    (c) default by the Company or CCI in the performance of any other of the covenants or agreements in the Indenture which shall not have been remedied for a period of 90 days after notice; or

    (d) certain events of bankruptcy, insolvency or reorganization of the Company or CCI; or

    (e) in the event Subordinated Debt Securities of that series are issued to a Countrywide Capital Trust or a trustee of such trust in connection with the issuance of Trust Securities by such Countrywide Capital Trust, the voluntary or involuntary dissolution, winding-up or termination of such Countrywide Capital Trust, except in connection with the distribution of Subordinated Debt Securities of that series to the holders of Trust Securities in liquidation of such Countrywide Capital Trust, the redemption of all of the Trust Securities of such Countrywide Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Countrywide Capital Trust. (Section 5.01)

  The Indenture provides that the Debt Trustee may, under certain circumstances, withhold from the holders notice of default with respect to any series of Subordinated Debt Securities (except for any default in payment of principal of or interest or premium on the Subordinated Debt Securities of such series) if the Trustee considers it in the interest of such holders to do so. (Section 5.08)

  The Indenture provides that if an Event of Default on any series of Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities of such series then outstanding may declare the principal of and accrued interest on all Subordinated Debt Securities of such series to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium on the Subordinated Debt Securities, which must be cured or paid in full) by the holders of a majority in aggregate principal amount of the Subordinated Debt Securities of such series (or of all series, as the case may be) then outstanding. (Section 5.01)

  No holder of any Subordinated Debt Security of any series shall have any right to institute any suit, action or proceeding for any remedy under the Indenture, unless such holder previously shall have given to the Debt Trustee written notice of a continuing Event of Default with respect to the Subordinated Debt Securities of that series and unless the holders of not less than 25% in aggregate principal amount of the Subordinated Debt Securities of that series then outstanding shall have given the Debt Trustee a written request to institute such action, suit or proceeding and shall have offered to the Debt Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred thereby, and the Debt Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding; provided that no holder of Subordinated Debt Securities of any series shall have any right to prejudice the rights of any other holder of Subordinated Debt Securities, obtain priority or preference over any other such holder or enforce any right under this Indenture except as provided in the Indenture and for the equal, ratable and common benefit of all holders of Subordinated Debt Securities of the applicable series. Notwithstanding the foregoing, the right of any holder of any Subordinated Debt Security to receive payment of the principal of, premium, if any, and interest, if any, on such Subordinated Debt Security when due, or to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such holder. (Section 5.04)

  The holders of a majority in aggregate principal amount of the Subordinated Debt Securities of any and all series affected (voting as one class) and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred on, the Debt Trustee under the Indenture; provided, however, that, except under certain circumstances, the Debt Trustee may decline to follow any such direction if the Debt Trustee determines that the action so directed would be unjustly prejudicial to holders not taking part in such direction or unlawful or would involve the Debt Trustee in personal liability. (Section 5.07) The Indenture requires the annual filing by the Company with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture. (Section 3.05)

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting the Company, CCI and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of all series affected (voting as one class) by such modification at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Subordinated Debt Securities; provided, however, that no such modification shall (i) extend the fixed maturity of any Subordinated Debt Security, or reduce the principal amount thereof (including in the case of a discounted Subordinated Debt Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Subordinated Debt Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification, without, in each such case, the consent of the holders of each Subordinated Debt Security affected. (Section 9.02)

  The Company, CCI and the Debt Trustee may enter into supplemental indentures, without the consent of any holder of the Subordinated Debt
Securities: (a) to evidence the succession of another corporation to the Company or CCI and the assumption by the successor corporation of the covenants, agreements and obligations of the Company or CCI, as the case may be, pursuant to the Indenture; (b) to add to the covenants of the Company or CCI such further covenants, restrictions or conditions for the protection of the holders of all or any series of Subordinated Debt Securities and to make the occurrence, or the occurrence and continuance (including any or no grace periods), of a default in any of such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of remedies provided in the Indenture; (c) to provide for the issuance of Subordinated Debt Securities in coupon form (including Subordinated Debt Securities registrable as to principal only) and to provide for exchangeability of such Subordinated Debt Securities and to make all appropriate changes for such purpose; (d) to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture; provided that any such action shall not adversely affect the interests of the holders of the Subordinated Debt Securities; (e) to add on, delete from, or revise the terms of Subordinated Debt Securities of any series as permitted by the Indenture, including, without limitation, any terms relating to the issuance, exchange, registration or transfer of Subordinated Debt Securities issued in whole or in part in the form of one or more Global Securities and the payment of any principal thereof, or interest or premium, if any, thereon;
(f) to evidence and provide for the acceptance of appointment under the Indenture by a successor Debt Trustee with respect to the Subordinated Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one Debt Trustee, pursuant to the Indenture; (g) to make any change that does not adversely affect the rights of any holder of any Subordinated Debt Security in any material respect; or (h) to provide for the issuance, and establish the form and terms and conditions, of the Subordinated Debt Securities and the Debt Guarantees of any series, to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Subordinated Debt Securities or to add to the rights of the holders of any series of Subordinated Debt Securities. (Section 9.01)

DEFEASANCE AND DISCHARGE

  The Indenture provides that the Company, at the Company's option: (a) will be discharged from any and all obligations in respect of the Subordinated Debt Securities of a series (except for certain obligations to register the transfer or exchange of Subordinated Debt Securities, replace stolen, lost or mutilated Subordinated Debt Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described under "--Certain Covenants" above), in each case if the Company deposits, in trust with the Debt Trustee or the Defeasance Agent (as defined in the Indenture), money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest and premium, if any, on, the Subordinated Debt Securities of such series on the dates such payments are due in accordance with the terms of such Subordinated Debt Securities. To exercise any such option, the Company is required to deliver to the Debt Trustee and the Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Subordinated Debt Securities of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to such effect received from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to such effect published by the United States Internal Revenue Service, and (ii) if listed on any national securities exchange, such Subordinated Debt Securities would not be delisted from such exchange as a result of the exercise of such option. (Sections 11.01 and 11.05)

GOVERNING LAW

  The Indenture, the Subordinated Debt Securities and the Debt Guarantees will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of laws principles. (Section 13.05)

THE DEBT TRUSTEE

  The Company and CCI may have normal banking relationships with the Debt Trustee in the ordinary course of business.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  Each Countrywide Capital Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each Countrywide Capital Trust will authorize the Regular Trustees of such Countrywide Capital Trust to issue on behalf of such Countrywide Capital Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act and which will mirror the terms of the Subordinated Debt Securities held by such Countrywide Capital Trust and described in the Prospectus Supplement relating thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of such Countrywide Capital Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such Countrywide Capital Trust;
(iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such Countrywide Capital Trust and the date or dates upon which such distributions shall be payable, subject, however, to the right, if any, to extend the interest payment periods; (iv) whether distributions on Preferred Securities issued by such Countrywide Capital Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Countrywide Capital Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such Countrywide Capital Trust to the holders of Preferred Securities of such Countrywide Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such Countrywide Capital Trust; (vi) the obligation, if any, of such Countrywide Capital Trust to purchase or redeem Preferred Securities issued by such Countrywide Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such Countrywide Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Preferred Securities issued by such Countrywide Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more Countrywide Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such Countrywide Capital Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and
(x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such Countrywide Capital Trust not inconsistent with the Declaration of such Countrywide Capital Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by CCI to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

  In connection with the issuance of Preferred Securities, each Countrywide Capital Trust will issue one series of Common Securities. The Declaration of each Countrywide Capital Trust will authorize the Regular Trustees of such Trust to issue on behalf of such Countrywide Capital Trust one series of

Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a Countrywide Capital Trust will be substantially identical to the terms of the Preferred Securities issued by such Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Countrywide Capital Trustees of a Countrywide Capital Trust. All of the Common Securities of each Countrywide Capital Trust will be owned by CCI.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If an Event of Default under the Declaration of a Countrywide Capital Trust occurs and is continuing, then the holders of Preferred Securities of such Countrywide Capital Trust would rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company and CCI. In addition, subject to the requirement of the Institutional Trustee's obtaining a tax opinion in certain circumstances, the holders of a majority in liquidation amount of the Preferred Securities of such Countrywide Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or exercising any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities and the related Debt Guarantee. If the Institutional Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities or the related Debt Guarantee after the holders of a majority in liquidation amount of the Preferred Securities have so directed the Institutional Trustee, a holder of record of such Preferred Securities may institute a legal proceeding directly against the Company or CCI to enforce the Institutional Trustee's rights under the applicable series of Subordinated Debt Securities or the related Debt Guarantee as the case may be, without first instituting any legal proceeding against the Institutional Trustee or any other person or entity, including, in the case of the Debt Guarantee, against the Company. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to
(i) the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the respective dates such interest or principal is payable (or in the case of redemption, on the redemption date) or (ii) the failure of CCI to pay any obligation in respect thereof under the related Debt Guarantee, then a holder of record of Preferred Securities of such Countrywide Capital Trust may, after such holder's written request to the Institutional Trustee to pursue its remedies under the Indenture and such Debt Guarantee as holder of such Subordinated Debt Securities and any failure by the Institutional Trustee to do so, directly institute a proceeding for enforcement of payment, on or after the respective due dates specified in such Subordinated Debt Securities, to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company and CCI will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company or CCI, as the case may be, to such holder of Preferred Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as an event of default under the applicable Declaration has occurred and is continuing. The holders of Preferred Securities of a Countrywide Capital Trust will not be able to exercise directly any other remedy available to the holders of the applicable series of Subordinated Debt Securities or the related Debt Guarantee.

PROPOSED TAX LEGISLATION

  On March 19, 1996, President Clinton proposed certain tax law changes that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations issued on or after December 7, 1995 (the "Proposed Legislation") if such debt obligations have a maximum term in excess of twenty years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. In addition, the Proposed Legislation would deny issuers an interest deduction on any debt instruments with a weighted average maturity greater than 40 years. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that certain legislative proposals initiated by the Clinton administration, including the Proposed Legislation, that may be adopted by either of the tax-writing committees of Congress would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such Legislation would not apply to a series of Subordinated Debt Securities if the series (i) was issued prior to the date of "appropriate Congressional action" or (ii) had a maximum term that did not exceed 20 years. The Company intends that any series of Subordinated Debt Securities will either be issued prior to the date of "appropriate Congressional action" or will have a maximum term that does not exceed 20 years. Accordingly, the Company does not expect the Proposed Legislation to apply to any series of Subordinated Debt Securities. There can be no assurance, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Company to deduct the interest payable on any series of Subordinated Debt Securities. Accordingly, there can be no assurance that a Tax Event will not occur.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

  Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by CCI for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. This summary of the material terms of the Preferred Securities Guarantees does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Preferred Securities Guarantee, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable Countrywide Capital Trust.

GENERAL

  Pursuant to each Preferred Securities Guarantee, CCI will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a Countrywide Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Countrywide Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Countrywide Capital Trust may have or assert. The following payments with respect to Preferred Securities issued by a Countrywide Capital Trust, to the extent not paid by such Countrywide Capital Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such Countrywide Capital Trust shall have funds available therefor;
(ii) the redemption price, including all accrued and unpaid distributions to the date of redemption (the "Redemption Price"), to the extent such Countrywide Capital Trust has funds available therefor, with respect to any Preferred Securities called for redemption by such Countrywide Capital Trust and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Countrywide Capital Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities upon the redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Countrywide Capital Trust has funds available therefor, and (b) the amount of assets of such Countrywide Capital Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such Countrywide Capital Trust. The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued. CCI's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by CCI to the holders of Preferred Securities or by causing the applicable Countrywide Capital Trust to pay such amounts to such holders.

  Each Preferred Securities Guarantee will not apply to any payment of distributions except to the extent the applicable Countrywide Capital Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a Countrywide Capital Trust and CCI does not fulfill its obligations under the Debt Guarantee relating to such Subordinated Debt Securities, such Countrywide Capital Trust will not pay distributions on the Preferred Securities issued by such Countrywide Capital Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities and the Debt Guarantees-- Certain Covenants." The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Indenture, including its obligations to pay costs, expenses, debts and liabilities of such Countrywide Capital Trust (other than with respect to the Trust Securities), and CCI's obligations under the Debt Guarantee, the Indenture and the Declaration, will provide a full and unconditional guarantee on a subordinated basis by CCI of payments due on the Preferred Securities.

  CCI has also agreed separately to irrevocably and unconditionally guarantee the obligations of each Countrywide Capital Trust with respect to its Common Securities (the "Common Securities Guarantees") to the same extent as the respective Preferred Securities Guarantees, except that upon an event of default under the Declaration of a Countrywide Capital Trust, holders of Preferred Securities of such Trust shall have priority over holders of Common Securities of such Trust with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF CCI

  In each Preferred Securities Guarantee, CCI will covenant that, so long as any Preferred Securities issued by the applicable Countrywide Capital Trust remain outstanding, if CCI shall be in default under such Preferred Securities Guarantee or there shall have occurred and be continuing any event that would constitute an event of default under the Declaration of such Countrywide Capital Trust, then (a) CCI shall not, and shall cause the Company not to, declare or pay any dividend on, make a distribution with respect to, or redeem, purchase or make a liquidation payment with respect to, any of CCI's or the Company's capital stock or rights to acquire such capital stock (other than (i) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by CCI or the Company, respectively, of its obligations under any employee benefit plans, (ii) as a result of a reclassification of CCI's or the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of CCI's or the Company's capital stock or rights to acquire such capital stock for another class or series of CCI's or the Company's capital stock or rights to acquire such capital stock, (iii) the purchase of fractional interests in shares of CCI's or the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, or (iv) dividends and distributions made on CCI's or the Company's capital stock or rights to acquire such capital stock with

CCI's or the Company's capital stock or rights to acquire such capital stock),
(b) CCI and the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by CCI or the Company that rank pari passu with or junior to such Subordinated Debt Securities and (c) CCI shall not make any guarantee payments with respect to the foregoing (other than pursuant to such Preferred Securities Guarantee or such Debt Guarantee).

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

  Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote of such holders will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable Countrywide Capital Trust. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of CCI and shall inure to the benefit of the holders of the Preferred Securities of the applicable Countrywide Capital Trust then outstanding.

TERMINATION

  Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable Countrywide Capital Trust (a) upon full payment of the Redemption Price of all Preferred Securities of such Countrywide Capital Trust, (b) upon distribution of the Subordinated Debt Securities held by such Countrywide Capital Trust to the holders of the Preferred Securities of such Countrywide Capital Trust or (c) upon full payment of the amounts payable in accordance with the Declaration of such Countrywide Capital Trust upon liquidation of such Countrywide Capital Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable Countrywide Capital Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

  An event of default under a Preferred Securities Guarantee will occur upon the failure of CCI to perform any of its payment or other obligations thereunder.

  The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee after the holders of a majority in liquidation amount of the Preferred Securities have so directed the Preferred Guarantee Trustee, a holder of record of such Preferred Securities may institute a legal proceeding directly against CCI to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant Countrywide Capital Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if CCI has failed to make a guarantee payment, a holder of record of Preferred Securities may, after such holder's written request to the Preferred Guarantee Trustee to pursue such Trustee's remedies under the Preferred Securities Guarantee and any failure by the Preferred Guarantee Trustee to do so, directly institute a proceeding against CCI for enforcement of the Preferred Securities Guarantee for such payment. In the Preferred Securities Guarantees CCI will waive any right or remedy to require that any action be brought first against such Countrywide Capital Trust or any other person or entity before proceeding directly against CCI.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

  CCI's obligations under the Preferred Securities Guarantees are subordinate and junior in right of payment to all present and future liabilities of CCI, including the Debt Guarantee, and rank pari passu with the most senior preferred stock issued, if any, from time to time by CCI. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable Countrywide Capital Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

  The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise such of the rights and powers vested in it by such Preferred Securities Guarantee, and use the same degree of care and skill in their exercise, as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

  CCI and certain of its affiliates maintain a banking relationship with the Preferred Guarantee Trustee.

GOVERNING LAW

  The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

    EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES, THE DEBT
              GUARANTEES AND THE PREFERRED SECURITIES GUARANTEES

  As set forth in the applicable Declaration, the sole purpose of each of the Countrywide Capital Trusts is to issue and sell the Trust Securities evidencing undivided beneficial interests in the assets of such Countrywide Capital Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities of the Series issued by the Company in accordance with such Trust Securities.

  As long as payments of interest and other payments are made when due on the Subordinated Debt Securities of that Series, such payments will be sufficient to cover distributions and payments due on such Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities of that Series will be equal to the aggregate stated liquidation amount of such Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities of that Series will match the distribution rate and distribution and other payment dates for the Preferred Securities of such Trust; (iii) the Company shall pay all, and such Trust shall not be obligated to pay directly or indirectly any, costs, expenses, debt, and obligations of such Trust (other than with respect to such Trust Securities); and (iv) the Declaration of such Trust further provides that the Countrywide Capital Trustees of such Trust shall not take or cause or permit such Trust to, among other things, engage in any activity that is not consistent with the purposes of such Trust.

  Payments of distributions (to the extent funds therefor are available to such Trust) and other payments due on such Preferred Securities (to the extent funds therefor are available to such Trust) are guaranteed by CCI as and to the extent set forth under "Description of the Preferred Securities Guarantees." If the Company does not make interest payments on the Subordinated Debt Securities of that Series purchased by such Trust and CCI does not make payments under the related Debt Guarantee, it is expected that such Trust will not have sufficient funds to pay distributions on such Preferred Securities. The Preferred Securities Guarantee will not apply to any payment of distributions except to the extent that such Trust has funds available for the payment of such distributions. The Preferred Securities Guarantee will cover the payment of distributions and other payments on such Preferred Securities only if and to the extent that the Company or CCI has made payments of interest or principal on the Subordinated Debt Securities of that Series or the related Debt Guarantees held by such Trust as its sole assets. The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities of that Series and the Indenture, including its obligations to pay costs, expenses, debts and liabilities of such Trust (other than with respect to the Trust Securities), and CCI's obligations under such Debt Guarantee, the Indenture and such Declaration, provide a full and unconditional guarantee on a subordinated basis by CCI of amounts when due on such Preferred Securities.

  If the Company fails to make interest or other payments on the Subordinated Debt Securities of that Series when due (after giving effect to any Extension Period) and CCI fails to make payments under such Debt Guarantee with respect to such payments due on the Subordinated Debt Securities of that Series, such Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities--Book-Entry Only Issuance--The Depository Trust Company" and "-- Voting Rights" in the accompanying Prospectus Supplement with respect thereto, may direct the Institutional Trustee to enforce its rights under the Subordinated Debt Securities of that Series and such Debt Guarantee, including proceeding directly against CCI under such Debt Guarantee without first proceeding against the Company under the Subordinated Debt Security. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities of that Series or such Debt Guarantee after the holders of a majority in liquidation amount of the Preferred Securities have so directed the Institutional Trustee, a holder of record of such Preferred Securities may institute a legal proceeding against the Company or CCI to enforce the Institutional Trustee's rights under the Subordinated Debt Securities of that Series or such Debt Guarantee, as the case may be, without first instituting any legal proceeding against the Institutional Trustee or any other person or entity, including, in the case of such Debt Guarantee, against the Company. Notwithstanding the foregoing, if a Declaration Event of Default under such Declaration has occurred and is continuing and such event is attributable to
(i) the failure of the Company to pay interest or principal on the Subordinated Debt Securities of that Series on the respective dates such interest or principal is under such Declaration payable (or in the case of redemption, on the redemption date) or (ii) the failure of CCI to make payment under such Debt Guarantee with respect to such payments due on the Subordinated Debt Securities of that Series, then a holder of record of such Preferred Securities may, after such holder's written request to the Institutional Trustee to pursue such trustee's remedies under the Indenture and such Debt Guarantee as holder of the Subordinated Debt Securities of that Series and any failure by the Institutional Trustee to do so, institute a Direct Action for payment on or after the respective due dates specified in the Subordinated Debt Securities of that Series. In connection with such Direct Action, CCI or the Company, as the case may be, will be subrogated to the rights of such holder of such Preferred Securities under such Declaration to the extent of any payment made by CCI or the Company, as the case may be, to such holder of such Preferred Securities in such Direct Action; provided, however, that no such subrogation right may be exercised so long as a Declaration Event of Default under such Declaration has occurred and is continuing. CCI, under the Preferred Securities Guarantee, acknowledges that the Preferred Securities Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of such Preferred Securities. If CCI fails to make payments under the Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of such Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. Any holder of such Preferred Securities may, subject to certain conditions, institute a legal proceeding directly against CCI to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against such Trust, the Preferred Guarantee Trustee, or any other person or entity.

  CCI and each of the Countrywide Capital Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee on a subordinated basis by CCI of payments due on the Preferred Securities of each such Trust. See "Description of the Preferred Securities Guarantees--General."

                              PLAN OF DISTRIBUTION

  The Company may sell the Subordinated Debt Securities and any Countrywide Capital Trust may sell Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters, and (iv) through dealers.

  Offers to purchase Offered Securities may be solicited directly by the Company and/or any Countrywide Capital Trust, as the case may be, or by agents designated by the Company and/or any Countrywide Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agency will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company, CCI or their affiliates in the ordinary course of business.

  If an underwriter or underwriters are utilized in the sale, an underwriting agreement will be executed with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement.

  If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company and/or any Countrywide Capital Trust, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement.

  Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by the Company, CCI and/or any Countrywide Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

  The place and time of delivery for the Offered Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

  Certain matters of Delaware law relating to the validity of the Preferred Securities and formation of the Trust will be passed upon on behalf of the Countrywide Capital Trusts by Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Countrywide Capital Trusts. The validity under New York law of the Subordinated Debt Securities, the Debt Guarantees and the Preferred Security Guarantees, will be passed upon by Fried, Frank, Harris, Shriver & Jacobson, a partnership including professional corporations, New York, New York. Edwin Heller (whose professional corporation retired as a partner of Fried, Frank, Harris, Shriver & Jacobson in September 1996) is of counsel to Fried, Frank, Harris, Shriver & Jacobson and a director of CCI. Certain United States federal income tax matters also will be passed upon by Fried, Frank, Harris, Shriver & Jacobson. Brown & Wood LLP, New York, New York, will serve as counsel for any underwriters and agents. Brown & Wood LLP also serves as counsel for CWMBS, Inc. and CWABS, Inc., each a wholly-owned subsidiary of CCI, in connection with offerings of mortgage-backed and asset-backed securities, and as counsel to CWM.

                                    EXPERTS

  The annual consolidated financial statements of CCI incorporated by reference in the Registration Statement, of which this Prospectus forms a part, have been audited by Grant Thornton LLP, independent certified public accountants, for the periods and to the extent indicated in their report thereon, and have been so incorporated in reliance upon the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY IN-FORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPO-RATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNEC-TION WITH THE OFFERING MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY COUNTRYWIDE CREDIT INDUSTRIES, INC., COUNTRY-WIDE HOME LOANS, INC., COUNTRYWIDE CAPITAL I OR THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF COUNTRYWIDE CREDIT INDUSTRIES, INC., COUNTRYWIDE HOME LOANS, INC. OR COUNTRYWIDE CAPITAL I SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OF-FER TO SELL OR SOLICITATION OF AN OFFER TO BUY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAK-ING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                 ------------

                             TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                             PROSPECTUS SUPPLEMENT
Countrywide Credit Industries, Inc. Summary Historical Financial
 Information.............................................................   S-4
Risk Factors.............................................................   S-5
The Company..............................................................  S-10
Countrywide Credit Industries, Inc.......................................  S-10
Countrywide Capital Trust................................................  S-10
Capitalization...........................................................  S-12
Ratio of Earnings to Fixed Charges.......................................  S-12
Accounting Treatment.....................................................  S-12
Use of Proceeds..........................................................  S-13
Description of the Preferred Securities..................................  S-13
Description of the Preferred Securities Guarantee........................  S-26
Description of the Subordinated Debt Securities and the Debt Guarantee...  S-26
Effect of Obligations Under the Subordinated Debt Securities, the Debt
 Guarantee and the Preferred Securities Guarantee........................  S-33
United States Federal Income Taxation....................................  S-34
Underwriting.............................................................  S-39
Legal Matters............................................................  S-40
                                   PROSPECTUS
Available Information....................................................     3
Incorporation of Certain Documents by Reference..........................     4
The Company..............................................................     5
The Trusts...............................................................     6
Countrywide Credit Industries, Inc.......................................     6
Ratio of Earnings to Fixed Charges.......................................     7
Use of Proceeds..........................................................     7
Description of the Subordinated Debt Securities and the Debt Guarantees..     7
Description of the Preferred Securities..................................    14
Description of the Preferred Securities Guarantees.......................    16
Effect of Obligations Under the Subordinated Debt Securities, the Debt
 Guarantees and the Preferred Securities Guarantees......................    19
Plan of Distribution.....................................................    21
Legal Matters............................................................    21
Experts..................................................................    22


PREFERRED SECURITIES

COUNTRYWIDE CAPITAL I

 % CUMULATIVE TRUST

PREFERRED STOCKSM

(TRUPSSM)

(LIQUIDATION AMOUNT $1,000 PER PREFERRED SECURITY) FULLY AND UNCONDITIONALLY

GUARANTEED AS TO DISTRIBUTIONS AND OTHER PAYMENTS BY

[LOGO] COUNTRYWIDE(SM)
----------------------
CREDIT INDUSTRIES, INC.

                                       -----------------------------

                                            SALOMON BROTHERS INC
                                            -----------------------------------

                                            PROSPECTUS SUPPLEMENT

                                            DATED     , 1996

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

      SEC registration fee............................................. $90,909
      Legal fees and expenses..........................................      *
      Accounting fees and expenses.....................................      *
      Printing and engraving expenses..................................      *
      Trustees' fees and expenses......................................      *
      Rating agency fees...............................................      *
      New York Stock Exchange listing fees.............................      *
      Miscellaneous....................................................      *
                                                                        -------
        Total.......................................................... $    *
                                                                        =======

--------
  * Except for the SEC registration fee, all of the foregoing expenses have been estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that Delaware corporations may purchase insurance on behalf of any such director, officer, employee or agent. Sections 722, 723, 725 and 726 of the New York Business Corporation Law are substantively equivalent to Section 145 of the Delaware General Corporation Law.

  Article SIXTH of the Certificate of Incorporation of CCI provides that CCI may indemnify its directors and officers to the full extent permitted by the laws of the State of Delaware. Article VIII of CCI's Bylaws provides that CCI shall indemnify its directors and officers, and persons serving as directors and officers of CHL at the request of CCI, against any threatened, pending or completed action, suit or proceeding or investigation brought against such directors and officers by reason of the fact that such persons were such directors or officers, provided that such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of CCI; except that in the case of actions brought by or in the right of CCI to procure a judgment in its favor, no indemnification is permitted in respect of any claim, issue or matter as to which any such director or officer shall have been adjudged to be liable to CCI unless the court in which the action was brought determines that such person is entitled to indemnification. CCI's Bylaws further contemplate that the indemnification provisions permitted thereunder are not exclusive of any other rights to which such directors and officers are otherwise entitled by means of Bylaw provisions, agreements, vote of stockholders or disinterested directors or otherwise. CCI has entered into indemnity agreements with certain of its directors and executive officers (including the directors and executive officers of CHL), whereby such individuals are indemnified by CCI up to an aggregate limit of $5,000,000 for any claims made against such individual based on any act, omission or breach of duty committed while acting as a director or officer, except, among other things, cases involving dishonesty or improper personal benefit. CCI also maintains an insurance policy pursuant to which its directors and officers (including the directors and executive officers of CHL) are insured against certain liabilities which might arise out of their relationship with CCI as directors and officers.

  Article SEVENTH of the Certificate of Incorporation of CCI provides that a director of CCI shall have no personal liability to CCI or its stockholders for monetary damages for breach of his fiduciary duty of care as a director to the full extent permitted by the Delaware General Corporation Law, as it may be amended from time to time.

ITEM 16. EXHIBITS

 NUMBER                          DESCRIPTION                           PAGE NO.
 ------                          -----------                           --------
  *1.1  Form of Underwriting Agreement for offering of Preferred
        Securities
  +4.1  Certificate of Trust of Countrywide Capital I
  +4.2  Certificate of Trust of Countrywide Capital II
  +4.3  Declaration of Trust of Countrywide Capital I
  +4.4  Declaration of Trust of Countrywide Capital II
  +4.5  Form of Amended and Restated Declaration of Trust for
        Countrywide Capital I
  +4.6  Form of Indenture among Countrywide Home Loans, Inc., as
        Issuer, Countrywide Credit Industries, Inc., as Guarantor,
        and the Bank of New York, as Trustee
  +4.7  Form of Supplemental Indenture to be used in connection with the issuance of Subordinated Debt Securities
  +4.8  Form of Preferred Security (included in Exhibit 4.5 above)
  +4.9  Form of Subordinated Debt Security (included in Exhibit 4.7 above)
  +4.10 Form of Preferred Securities Guarantee of Countrywide Credit
        Industries, Inc. for the benefit of the holders of Preferred
        Securities
  *5.1  Opinion of Morris, Nichols, Arsht & Tunnell as to the
        validity of the Preferred Securities
  *5.2  Opinion of Fried, Frank, Harris, Shriver & Jacobson as to
        the validity of the Subordinated Debt Securities, Debt
        Guarantee and Preferred Securities Guarantee
  *8.1  Opinions of Fried, Frank, Harris, Shriver & Jacobson as to
        certain United States federal income taxation matters
 +12.1  Statement regarding computation of ratio of earnings to fixed charges of Countrywide Credit Industries, Inc.
  23.1  Consent of Grant Thornton LLP
 *23.2  Consent of Morris, Nichols, Arsht & Tunnell (included in
        Exhibit 5.1)
 *23.3  Consent of Fried, Frank, Harris, Shriver & Jacobson
        (included in Exhibit 5.2)
 *23.4  Consent of Fried, Frank, Harris, Shriver & Jacobson
        (included in Exhibit 8.1)
 +24.1  Powers of Attorney
 *25.1  Form T-1 Statement of Eligibility under the Trust Indenture
        Act of 1939, as amended, of The Bank of New York, as Debt
        Trustee under the Indenture
 +25.2  Form T-1 Statement of Eligibility under the Trust Indenture
        Act of 1939, as amended, of The Bank of New York, as
        Institutional Trustee under the Amended and Restated
        Declaration of Trust of Countrywide Capital I
 +25.3  Form T-1 Statement of Eligibility under the Trust Indenture
        Act of 1939, as amended, of The Bank of New York, as
        Preferred Guarantee Trustee under the Preferred Securities
        Guarantee of Countrywide Credit Industries, Inc. for the
        benefit of the holders of Preferred Securities

--------

+  Previously filed.

* To be subsequently filed by amendment.

ITEM 17. UNDERTAKINGS

  (a) The undersigned, Countrywide Capital I, Countrywide Capital II, CHL and CCI (collectively, the "Registrants"), hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (1)(i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by CCI pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.
    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of CCI's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions permitted under Item 15 above or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted against the Registrants by such director, officer or controlling person in connection with the securities being registered hereby, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (d) The undersigned Registrants hereby undertake that:
    (1) For purposes of determining any liability under the Securities Act, the information contained or omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time if was declared effective.
    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) The undersigned Registrants undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act of 1939, as amended ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, COUNTRYWIDE CAPITAL I CERTIFIES THAT IT HAS DULY CAUSED THIS AMENDMENT NO.1 TO THE REGISTRATION STATEMENT (FILE NOS. 333-14111, 333-14111-01, 333-14111-02 AND
333-14111-03) TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PASADENA, STATE OF CALIFORNIA, ON THE 12TH DAY OF NOVEMBER, 1996.

                                          Countrywide Capital I

                                          By: Countrywide Credit Industries,
                                              Inc., as Sponsor

                                                   /s/ Angelo R. Mozilo
                                          By:__________________________________
                                              ANGELO R. MOZILO EXECUTIVE VICE
                                            PRESIDENT AND VICE CHAIRMAN OF THE
                                                    BOARD OF DIRECTORS

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, COUNTRYWIDE CAPITAL II CERTIFIES THAT IT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT (FILE NOS. 333-14111, 333-14111-01, 333-14111-02 AND
333-14111-03) TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PASADENA, STATE OF CALIFORNIA, ON THE 12TH DAY OF NOVEMBER, 1996.

                                          Countrywide Capital II

                                          By: Countrywide Credit Industries,
                                              Inc., as Sponsor

                                                   /s/ Angelo R. Mozilo
                                          By: _________________________________
                                              ANGELO R. MOZILO EXECUTIVE VICE
                                            PRESIDENT AND VICE CHAIRMAN OF THE
                                                    BOARD OF DIRECTORS

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, COUNTRYWIDE HOME LOANS, INC. CERTIFIES THAT IT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT (FILE NOS. 333-14111, 333-14111-01, 333-14111-02 AND
333-14111-03) TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PASADENA, STATE OF CALIFORNIA, ON THE 12TH DAY OF NOVEMBER, 1996.

                                          Countrywide Home Loans, Inc.

                                                   /s/ Angelo R. Mozilo
                                          By: _________________________________
                                                     ANGELO R. MOZILO
                                            CHAIRMAN OF THE BOARD OF DIRECTORS

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT (FILE NOS. 333-14111, 333-14111-01, 333-14111-02 AND 333-14111-03) HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

                                       Director
               *                                                 November 12,
-------------------------------------                             1996
            DAVID S. LOEB

        /s/ Angelo R. Mozilo
-------------------------------------  Chairman of the
          ANGELO R. MOZILO              Board of Directors       November 12,
                                        and Chief Executive       1996
                                        Officer (Principal
                                        Executive Officer);
                                        Director

                                       President and Chief
               *                        Operating Officer;       November 12,
-------------------------------------   Director                  1996
         STANFORD L. KURLAND


               *                       Executive Vice
-------------------------------------   President and Chief      November 12,
        THOMAS K. MCLAUGHLIN            Financial Officer         1996
                                        (Principal
                                        Financial and
                                        Accounting Officer)

       /s/ Angelo R. Mozilo

By: ____________________________
        ANGELO R. MOZILO
        ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, COUNTRYWIDE CREDIT INDUSTRIES, INC. CERTIFIES THAT IT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT (FILE NOS. 333-14111, 333-14111-01, 333-14111-02
AND 333-14111-03) TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PASADENA, STATE OF CALIFORNIA, ON THE 12TH DAY OF NOVEMBER, 1996.

                                          Countrywide Credit Industries, Inc.

                                                     /s/ David S. Loeb
                                          By: _________________________________
                                                       DAVID S. LOEB
                                            CHAIRMAN OF THE BOARD OF DIRECTORS
                                                       AND PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT (FILE NOS. 333-14111, 333-14111-01, 333-14111-02 AND 333-14111-03) HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

                                       Chairman of the
               *                        Board of Directors       November 12,
-------------------------------------   and President             1996
            DAVID S. LOEB               (Principal
                                        Executive Officer);
                                        Director

        /s/ Angelo R. Mozilo           Executive Vice
-------------------------------------   President and Vice       November 12,
          ANGELO R. MOZILO              Chairman of the           1996
                                        Board of Directors;
                                        Director

                                       Managing Director--
               *                        Finance, Chief           November 12,
-------------------------------------   Financial Officer         1996
          CARLOS M. GARCIA              and Chief
                                        Accounting Officer
                                        (Principal
                                        Financial and
                                        Accounting Officer)

              SIGNATURE                         TITLE                DATE

                                        Director
               *                                                 November 12,
-------------------------------------                             1996
          ROBERT J. DONATO

                                        Director
               *                                                 November 12,
-------------------------------------                             1996
             BEN M. ENIS

                                        Director
               *                                                 November 12,
-------------------------------------                             1996
            EDWIN HELLER

                                        Director
               *                                                 November 12,
                                                                  1996

-------------------------------------
          HARLEY W. SNYDER

   *By:  /s/ Angelo R. Mozilo
-------------------------------------
        ANGELO R. MOZILO
        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

ITEM 16. EXHIBITS

 NUMBER                          DESCRIPTION                           PAGE NO.
 ------                          -----------                           --------
  *1.1  Form of Underwriting Agreement for offering of Preferred
        Securities
  +4.1  Certificate of Trust of Countrywide Capital I
  +4.2  Certificate of Trust of Countrywide Capital II
  +4.3  Declaration of Trust of Countrywide Capital I
  +4.4  Declaration of Trust of Countrywide Capital II
  +4.5  Form of Amended and Restated Declaration of Trust for
        Countrywide Capital I
  +4.6  Form of Indenture among Countrywide Home Loans, Inc., as
        Issuer, Countrywide Credit Industries, Inc., as Guarantor,
        and the Bank of New York, as Trustee
  +4.7  Form of Supplemental Indenture to be used in connection with the issuance of Subordinated Debt Securities
  +4.8  Form of Preferred Security (included in Exhibit 4.5 above)
  +4.9  Form of Subordinated Debt Security (included in Exhibit 4.7 above)
  +4.10 Form of Preferred Securities Guarantee of Countrywide Credit
        Industries, Inc. for the benefit of the holders of the
        Preferred Securities
  *5.1  Opinion of Morris, Nichols, Arsht & Tunnell as to the
        validity of the Preferred Securities
  *5.2  Opinion of Fried, Frank, Harris, Shriver & Jacobson as to
        the validity of the Subordinated Debt Securities, Debt
        Guarantee and Preferred Securities Guarantee
  *8.1  Opinions of Fried, Frank, Harris, Shriver & Jacobson as to
        certain United States federal income taxation matters
 +12.1  Statement regarding computation of ratio of earnings to fixed charges of Countrywide Credit Industries, Inc.
  23.1  Consent of Grant Thornton LLP
 *23.2  Consent of Morris, Nichols, Arsht & Tunnell (included in
        Exhibit 5.1)
 *23.3  Consent of Fried, Frank, Harris, Shriver & Jacobson
        (included in Exhibit 5.2)
 *23.4  Consent of Fried, Frank, Harris, Shriver & Jacobson
        (included in Exhibit 8.1)
 +24.1  Powers of Attorney
 *25.1  Form T-1 Statement of Eligibility under the Trust Indenture
        Act of 1939, as amended, of The Bank of New York, as Debt
        Trustee under the Indenture
 +25.2  Form T-1 Statement of Eligibility under the Trust Indenture
        Act of 1939, as amended, of The Bank of New York, as
        Institutional Trustee under the Amended and Restated
        Declaration of Trust of Countrywide Capital I
 +25.3  Form T-1 Statement of Eligibility under the Trust Indenture
        Act of 1939, as amended, of The Bank of New York, as
        Preferred Guarantee Trustee under the Preferred Securities
        Guarantee of Countrywide Credit Industries, Inc. for the
        benefit of the holders of the Preferred Securities

--------

+ Previously filed.
* To be subsequently filed by amendment.